________________________________________________________________________________





                            ASSET PURCHASE AGREEMENT


                                  by and among


                              OMNICOM GROUP INC.,

                         EAGLE RIVER INTERACTIVE, INC.,

                              GRAPHIC MEDIA, INC.

                                      and

                          EAGLE RIVER ACQUISITION INC.



________________________________________________________________________________


                            Dated September 26, 1997

                               TABLE OF CONTENTS

                                   ARTICLE I
                                 SALE OF ASSETS

         Section 1.1  Assets Transferred  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.2  Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 1.3  Assumed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 1.4  Retained Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                                        ARTICLE II
                                                PURCHASE PRICE AND CLOSING

         Section 2.1  Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 2.1.1  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 2.1.2  PBT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 2.1.3  Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.1.4  Accounting Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 2.1.5  Examination of Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.2  Payment of the Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.3  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.4  Further Assurance; Post Closing Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.5  Third Party Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.6  Good Faith Negotiation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                       ARTICLE III
                                          REPRESENTATIONS OF THE PARENT AND SUB

         Section 3.1  Execution and Validity of Agreement; Existence and Good Standing  . . . . . . . . . . . . . . .  16
         Section 3.2  Subsidiaries and Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.3  Financial Statements and No Material Changes  . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.4  Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.5  Title to Properties; Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.6  Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 3.6.1  Owned Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 3.6.2  Leased Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.7  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.8  Non-Contravention; Approvals and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 3.8.1 Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 3.8.2  Approvals and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.9  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.10  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.11  Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.12  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.13  Intellectual Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.14  Compliance with Laws; Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                 3.14.1  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 3.14.2  Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.15  Client Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.16  Accounts Receivable; Work-in-Process; Accounts Payable . . . . . . . . . . . . . . . . . . . .  23
         Section 3.17  Employment Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 3.18  Employee Benefit Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 3.18.1  List of Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 3.18.2  Severance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 3.18.3 Multi-Employer Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 3.18.4 Welfare Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 3.18.5 Administrative Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 3.18.6.Tax Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 3.18.7 Funding; Excise Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 3.18.8  Tax Deductions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 3.19  Interests in Customers, Suppliers, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.20  Compensation of Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.21  No Changes Since the Balance Sheet Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.22  Corporate Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 3.23  Prepayment for Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 3.24  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 3.25  Copies of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                        ARTICLE IV
                                       REPRESENTATIONS OF OMNICOM AND THE PURCHASER

         Section 4.1  Existence and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.2  Execution and Validity of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.3 Non-Contravention; Approvals and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 4.3.1 Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 4.3.2 Approvals and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.4  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.5  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.6  No Prior Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                        ARTICLE V
                                           ACTIONS AT CLOSING BY THE COMPANIES

         Section 5.1 Required Approvals, Notices and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.2 Assumed Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.3 Non-Competition Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.4 Certified Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.5  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.6  Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                   ARTICLE VI
                ACTIONS AT CLOSING BY OMNICOM AND THE PURCHASER

         Section 6.1  Required Approvals, Notices and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.2  Certified Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.3  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.4  License Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.5  Assumed Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.6  Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                                       ARTICLE VII
                                                     OTHER AGREEMENTS

         Section 7.1  Allocation of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 7.2  Change of Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 7.3  Agreements Regarding Business Employees After Closing   . . . . . . . . . . . . . . . . . . . .  35
                 7.3.1  Affected Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 7.3.2  Service Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 7.3.3  Transfer of 401(K) Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 7.4  Special Bonus Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 7.5  Operation of the Business by the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 7.6  Financial Statements of the Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 7.7  Sales Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 7.8  Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 7.9  Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 7.10  Transition Services Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 7.10.1  Services by the Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 7.10.2  Services by the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                       ARTICLE VIII
                                                   SURVIVAL; INDEMNITY

         Section 8.1  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 8.2  Obligation of the Companies to Indemnify  . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 8.3  Obligation of Omnicom and the Purchaser to Indemnify  . . . . . . . . . . . . . . . . . . . . .  41
         Section 8.4  Right of Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 8.5  Indemnification Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 8.5.1  Notice of Asserted Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 8.5.2  Defense of Asserted Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 8.5.3  Control by Omnicom  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.6  Limitations on Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 8.6.1  Indemnity Cushion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 8.6.2  Termination of Indemnification Obligations of the Companies . . . . . . . . . . . . . . . . .  43
                 8.6.3  Termination of Indemnification Obligations of Omnicom and the Purchaser . . . . . . . . . . .  44
                 8.6.4  Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 8.6.5  Deductions; Exclusive Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                   ARTICLE IX
                                 MISCELLANEOUS

         Section 9.1  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.2  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.3  Person Defined  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.4  Knowledge Defined . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.5  Affiliate Defined . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.6  Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.7  Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.8  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.9  Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.10  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.11  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.12  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.13  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.14  Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.15  Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                    EXHIBITS



                 Exhibit A                 Non-Competition Agreement
                 Exhibit B-1               Legal Opinion of Sidley & Austin
                 Exhibit B-2               Legal Opinion of Fred McCallister
                 Exhibit C                 Legal Opinion of Davis & Gilbert



                                   SCHEDULES

                 Schedule 1.2                      Excluded Assets
                 Schedule 3.1                      Execution and Validity of Agreement; Existence
                                                   and Good Standing
                 Schedule 3.3 (A)                  Financial Statements and No Material Changes
                 Schedule 3.3 (B)                  GAAP Exceptions
                 Schedule 3.4                      Books and Records
                 Schedule 3.5                      Title to Properties; Encumbrances
                 Schedule 3.6.2                    Leased Real Property
                 Schedule 3.7                      Contracts
                 Schedule 3.8.2                    Approvals and Consents
                 Schedule 3.9                      Litigation
                 Schedule 3.10                     Taxes
                 Schedule 3.12                     Insurance
                 Schedule 3.13                     Intellectual Properties
                 Schedule 3.15                     Client Relations
                 Schedule 3.18.1                   List of Plans
                 Schedule 3.18.2                   Severance
                 Schedule 3.18.3                   Multi-Employer Plans
                 Schedule 3.18.4                   Welfare Benefit Plans
                 Schedule 3.18.7                   Funding; Excise Taxes
                 Schedule 3.19                     Interests in Customers, Suppliers, Etc.
                 Schedule 3.20                     Compensation of Employees
                 Schedule 3.21                     No Changes Since the Balance Sheet
                 Schedule 3.23                     Prepayment for Services
                 Schedule 4.3.2                    Approvals and Consents
                 Schedule 5.1                      Required Approvals, Notices and Consents
                 Schedule 5.2                      Assumed Employment Agreements
                 Schedule 7.9                      Guarantees
                 Schedule 7.10.2                   Services by the Purchaser

                             INDEX OF DEFINED TERMS

         Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Affected Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         AM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Annual Determination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         AP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Arm's Length Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Asserted Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Assumed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Assumed Medical Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Balance Sheet Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Balance Sheet Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Balance Sheet Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Business Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Business Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Business Employee on Leave . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Business Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

         Claims Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Companies Indemnified Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         DAS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

         ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         ERISA Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

         FIP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         FP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Governmental Or Regulatory Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         Incumbent Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Indemnified Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Indemnifying Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Independent Auditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Intangible Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Measuring Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         Omnicom  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Omnicom Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Other Business Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

         Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Parent's Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Parent Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         PBT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Personal Property Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Prepaid Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Profit Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Purchase Price Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         Purchased Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Purchaser's Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Purchaser's Savings Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Purchaser Indemnified Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         RB1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         RB2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Real Property Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Related Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Retained Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Retention Bonuses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         SBP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Service Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SIP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Special Bonus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Special Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SRC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SRC Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Stub PBT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Stub Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         Tangible Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Tenant Security Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         TIP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Title IV Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         Work-In-Progress . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT (the "AGREEMENT") dated September 26, 1997 by and among OMNICOM GROUP INC., a New York corporation ("OMNICOM"); EAGLE RIVER ACQUISITION INC., a Delaware corporation and a wholly-owned subsidiary of Omnicom; (the "PURCHASER"); EAGLE RIVER INTERACTIVE, INC., a Delaware corporation (the "PARENT"); and GRAPHIC MEDIA, INC., an Oregon corporation and wholly-owned subsidiary of the Parent ("SUB;" together with the Parent sometimes collectively called the "COMPANIES" and individually a "COMPANY").

                             W I T N E S S E T H :

         WHEREAS, the Parent has adopted a plan to focus on its information training business and accordingly, to sell its other businesses; and

         WHEREAS, a division of the Parent, conducted through the Parent and Sub, is in the business of developing custom interactive solutions, including without limitation, Web sites, intranets, extranets, interactive CD-Roms, and kiosks (the "BUSINESS"); and

         WHEREAS, the Companies wish to sell, and the Purchaser wishes to purchase, substantially all of the assets of the Companies related solely to the Business, subject to certain liabilities, upon the terms and subject to the conditions of this Agreement; and

         WHEREAS, the Companies are not selling, and the Purchaser is not purchasing, any assets of the Companies, or assuming any liabilities of the Companies, relating to any business activities of the Companies other than the Business.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:


                                   ARTICLE I

                                 SALE OF ASSETS

         SECTION 1.1 ASSETS TRANSFERRED. On the terms and subject to the conditions set forth in this Agreement, each of the Companies will sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser will purchase, at the Closing (as defined in Section 2.3), except as set forth in
Section 1.2, all of such Company's right, title and interest in, to and under the following assets, properties and rights of such Company used or held for use primarily in connection with the Business (collectively, the "ASSETS"), free and clear of all mortgages, liens, security interests, encumbrances, claims, charges and restrictions of any kind or character (collectively, "LIENS"):

         (i) Balance Sheet Assets. All of the assets, properties and rights of the Companies reflected on the Balance Sheet referred to in
         Section 3.3 (except as specifically set forth in Section 1.2 below), as modified or changed between the Balance Sheet Date (as defined in Section 3.3) and the Closing Date (as defined in Section 2.3) without violation of the provisions of Section 3.21 ("BALANCE SHEET ASSETS");

         (ii) Real Property Leases. (A) The real property leases, subleases, licenses and other occupancy agreements related to the Business set forth on SCHEDULE 3.6.2 as to which either of the Companies is the lessor or sublessor and (B) the real property leases, subleases, licenses and other occupancy agreements related to the Business set forth on SCHEDULE 3.6.2 as to which either of the Companies is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon (the leases, subleases, licenses and other occupancy agreements described in subclauses (A) and (B) are collectively referred to herein as, the "REAL PROPERTY LEASES");

         (iii) Work-in-Process. All inventories of work-in-process, active job orders, items under the balance sheet caption "costs and estimated earnings in excess of billings," office and other supplies, and other accessories related thereto, which are used or held for use by either of the Companies primarily in the conduct of the Business, together with all rights of the Companies against suppliers of such inventories (the "WORK-IN- PROCESS");

         (iv) Accounts Receivable. All trade accounts receivable and all notes, bonds and other evidences of indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business ("ACCOUNTS RECEIVABLE");

         (v) Tangible Personal Property. All furniture, fixtures, equipment, machinery and other tangible personal property (other than Inventory) used or held for use by either of the Companies primarily in the conduct of the Business, including without limitation, the tangible personal property listed on SCHEDULE 3.5, and any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (as defined in Section 9.3 below) (the "TANGIBLE PERSONAL PROPERTY");

         (vi) Personal Property Leases. (A) The leases or subleases of Tangible Personal Property related primarily to the Business (including but not limited to those set forth on SCHEDULE 3.7) as to which the Company is the lessor or sublessor and (B) the leases of Tangible Personal Property related primarily to the Business (including but not limited to those set forth on SCHEDULE 3.7) as to which the Company is the lessee or sublessee, together with any options to purchase the underlying property (the leases and subleases described in subclauses (A) and (B) are collectively referred to herein as, the "PERSONAL PROPERTY LEASES");

         (vii) Client List and Business Contracts. The current and prospective client list of each of the Companies relating primarily to the Business, all of the existing contracts and agreements of each of the Companies relating primarily to the Business with clients and the right to service such clients in respect of the Business, and the rights of each of the Companies under its open media commitments, purchase orders and other contracts and agreements related primarily to the Business, including but not limited to (A) the employment agreement between the Parent and Kevin Rowe, (b) the employment agreement between the Sub and each of Joseph Parker and Philip Meurer (collectively, the agreements described in subclauses (A) and (B) are collectively referred to herein as the "Assumed Employment Agreements") and (c) the Employee Proprietary Rights Agreement with any Affected Employees (as defined in Section 7.3.1 below), and except as otherwise provided in Section 1.4, the other agreements set forth on SCHEDULE 3.7 (the "BUSINESS CONTRACTS");

         (viii) Prepaid Expenses. The prepaid expenses relating primarily to the Business other than prepaid insurance ("PREPAID EXPENSES");

         (ix) Intangible Personal Property. All Intellectual Property (as defined in Section 3.13 below) used or held for use by either of the Companies primarily in the conduct of the Business (including such Company's goodwill therein), including without limitation, the items listed on SCHEDULE 3.13 and the name "Eagle River Interactive" and any derivation thereof (but excluding any rights in the Eagle River Interactive logo consisting of a fish pursuing another fish and the trademark "Lifeguard"), all of the Companies' rights, privileges, claims, and causes of action to the extent relating or pertaining to the Business or the Assets, and the rights of each of the Companies under those commitments, leases, contracts and agreements assumed by the Purchaser pursuant to Section 1.3 below (the "INTANGIBLE PERSONAL PROPERTY");

         (x) Licenses. All licenses, permits and other governmental certificates, authorizations and approvals (collectively, "LICENSES"), including applications therefor utilized primarily in the conduct of the Business;

         (xi) Security Deposits. All security deposits deposited by or on behalf of either of the Companies as lessee or sublessee under the Real Property Leases (but excluding any cash collateralized letters of credit) ("TENANT SECURITY DEPOSITS");

         (xii) Books and Records. All books and records used or held for use in the conduct of the Business or otherwise relating to the Assets, other than the minute books, stock transfer books, and corporate seal of either of the Companies and other than any books and records pertaining primarily to the Excluded Assets or Retained Liabilities. ("BUSINESS BOOKS AND RECORDS");

         (xiii)  Goodwill.  The goodwill of the Business ("GOODWILL");

         (xiv) Capital Stock of SRC. All of the shares of capital stock of SRC Localization ("SRC") held beneficially or of record by the Parent ("SRC STOCK"); and

         (xv)    Other Business Assets.  Except as otherwise provided in
         Section 1.2 below, all other assets and properties of every kind and nature owned or held by either of the Companies, or in which either of the Companies has an interest, known or unknown, fixed, unfixed, choate or inchoate, accrued, absolute, contingent, or otherwise, whether or not specifically referred to in this Agreement, but in each case only if primarily used or held for use in the conduct of the Business ("OTHER BUSINESS ASSETS").

         SECTION 1.2 EXCLUDED ASSETS. Anything in this Agreement to the contrary notwithstanding, there shall be excluded from the assets, properties, rights and business to be transferred to the Purchaser hereunder (and the Assets shall not be deemed to include), (i) the corporate seal, minute book, charter documents and stock records, tax returns and tax records of each of the Companies; (ii) cash, cash equivalents, bank deposits and collateralized letters of credit; (iii) payments made and to be made to the Companies, and other rights of the Companies under this Agreement; (iv) receivables of any nature owing to the Parent by Sub or any other subsidiary of the Parent (collectively, the Parent and its subsidiaries are sometimes called, the "PARENT GROUP"); (v) receivables of any nature owing to Sub by Parent or any other member of the Parent Group; (vi) insurance policies and rights under any insurance policies (except as an insurance policy specifically relates to the Assumed Medical Plan, as such term is defined in Section 7.3.1 below); (vii) prepaid insurance (except if such prepaid insurance relates to the Assumed Medical Plan); (viii) any income tax refunds relating to periods prior to the Closing; (ix) any assets under the balance sheet caption "Deferred Tax Asset";
(x) shares of stock or other securities in any member of the Parent Group other than SRC, or any other Person; (xi) all claims, rights or causes of action relating to any Excluded Asset or Retained Liability; (xii) any right or interest in the tradename "Mastering Computers," "SkiView," or any derivation thereof or trademark or logo related thereto or in the Eagle River Interactive logo consisting of a fish pursuing another fish, or the trademark "Lifeguard";
(xiii) any asset, property or record listed or described in SCHEDULE 1.2; and
(xiv) any asset, property or record used by the Companies primarily in connection with their businesses other than the Business (collectively, the "EXCLUDED ASSETS").

         SECTION 1.3      ASSUMED LIABILITIES.  Except as set forth in Section
1.4 below, in connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser will assume on the Closing Date and agrees to pay, perform and discharge when due, the following obligations of the Companies arising solely in connection with the operation of the Business (the "ASSUMED LIABILITIES"), and no others:

         (i) Balance Sheet Obligations. All liabilities of the Companies to the extent reflected on the Balance Sheet, as modified or changed between the Balance Sheet Date and the Closing Date in the ordinary course of business without violation of Section 3.21, unless any such liability is specifically excluded under Section 1.4 below (the "BALANCE SHEET OBLIGATIONS");

         (ii) Real Property Lease Obligations. All obligations of the Companies under the Real Property Leases arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date which is not reflected on the Balance Sheet or set forth on any Schedule to this Agreement;

         (iii) Personal Property Lease Obligations. All obligations of the Companies under the Personal Property Leases arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date which is not reflected on the Balance Sheet or set forth on any Schedule to this Agreement(unless not required by the terms of this Agreement to be so set forth on a Schedule);

         (iv) Obligations under Contracts and Licenses. All obligations of the Companies under the Business Contracts, Licenses and licenses to and for the Intangible Personal Property arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date which is not reflected on the Balance Sheet or set forth on any Schedule to this Agreement (unless not required by the terms of this Agreement to be so set forth on a Schedule);

         (v) Non-Income Related Taxes. Any obligation of the Companies for Taxes not related to or based on the income or profits of the Companies, but only to the extent accrued on the audited consolidated balance sheet of the Companies as of the Closing Date prepared in connection with Section 2.1.4 or as set forth in Section 7.7 below;

         (vi) Obligations to Affected Employees. All obligations of the Companies to the Affected Employees (as defined in Section 7.3.1 below) arising and to be performed on or after the Closing Date (including obligations under the Assumed Employment Agreements), and excluding any such obligations arising or to be performed prior to the Closing Date which is not reflected on the Balance Sheet or any obligation relating to any stock option or stock purchase right granted to any Affected Employee by the Parent; and

         (vii) Other Obligations. All other obligations of the Companies related primarily to the Business which are specifically reflected on any Schedule to this Agreement as a liability of either of the Companies related primarily to the Business.

         SECTION 1.4 RETAINED LIABILITIES. Except for the Assumed Liabilities, the Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any liabilities of either of the Companies of any kind, character or description whatsoever (the "RETAINED LIABILITIES"). Without limiting the generality of the foregoing, the Purchaser shall not assume the following:

         (i) any liability or obligation of the Companies arising out of or in connection with the negotiation and preparation of this Agreement and consummation and performance of the transactions contemplated hereby, including without limitation, legal and accounting fees, brokerage commissions, finder's fees or similar fees or commissions, and income, sales (except as provided in Section 7.7 below) or other tax liability so arising;

         (ii) any liability or obligation of the Parent or the Sub to distribute to its stockholder(s) all or any part of the Purchase Price (as defined in Section 2.1 below);

         (iii) any liability or obligation of the Companies arising from the failure of either of the Companies to perform or discharge any of its agreements contained herein;

         (iv) any liability or obligation of the Companies which was required to be disclosed to the Purchaser pursuant to this Agreement and which was not so disclosed;

         (v) any liability or obligation of the Companies with respect to any insurance policies;

         (vi) any obligation of the Companies for Taxes (as defined in Section 3.10) other than non-income related Taxes to the extent accrued on the audited consolidated balance sheet of the Companies as of the Closing Date prepared in connection with Section 2.1.4 or as set forth in Section 7.7 below;

         (vii) any liability or obligation of the Companies to any employees of either of the Companies engaged in the conduct of the Business and who are offered the opportunity to become employees of the Purchaser as provided in Section 7.3.1 below (individually, a "BUSINESS EMPLOYEE" and collectively, the "BUSINESS EMPLOYEES"), but who on the Closing Date do not accept such employment;

         (viii) any claim, cause of action, proceeding or other litigation pending or threatened on the Closing Date (including without limitation those set forth on SCHEDULE 3.9) or which is initiated at any time thereafter against either of the Companies to the extent the same is based on acts, facts, circumstances, events or conditions occurring or existing prior to the Closing;

         (ix) any Plan (as defined in Section 3.18.1 below) of either of the Companies, and any liability or obligation created thereunder other than as provided in Section 7.3 below in respect of the Parent's 401(K) Plan and the Assumed Medical Plan, or any liability or obligation of the Companies to any of their employees in respect of any stock option or stock purchase right granted by the Parent to any Affected Employee;

         (x) any obligation or liability to former employees of either of the Companies who were engaged in the conduct of the Business and who are receiving or are entitled to receive any healthcare or life insurance benefits or any other payment from one of the Companies, whether covered by a Plan or otherwise; and

         (xi) any liability or obligation of the Companies incurred by or accruing to the Companies prior to or after the Closing Date unless specifically assumed by the Purchaser under this Agreement.


                                   ARTICLE II

                           PURCHASE PRICE AND CLOSING

         SECTION 2.1 PURCHASE PRICE. In full consideration for the purchase by the Purchaser of the Assets, the Purchaser shall pay to the Parent, on behalf of the Companies, the purchase price (the "PURCHASE PRICE") consisting of the five Basic Payments (comprised of a Closing Payment, three Interim Payments and a Final Payment). The Purchaser and the Companies agree that the Purchase Price shall be allocated among and deemed paid for the Assets as provided in Section 7.1. The Basic Payments shall be calculated and paid by the Purchaser to the Companies as follows:

         2.1.1   Payments.

         (i) Closing Payment. At the Closing, the Purchaser shall pay to the Parent, on behalf of the Companies, an amount equal to $13,500,000 (the difference between $13,500,000 and the Purchased Net Worth (as defined in Section 2.1.3(i) below) is herein called the "AP")).

         (ii) First Interim Payment. Within five business days after the Annual Determination (as defined in Section 2.1.4(ii) below) for the Stub Period (as defined in Section 2.1.3(ii) below) and any adjustments thereto shall have become binding on the parties as provided in Section 2.1.4, the Purchaser shall pay to the Parent, on behalf of the Companies, the First Interim Payment ("FIP"), calculated as follows:

                          {(AM x Stub PBT)} - (AP + SBP)
                                  (        3.25)

         (iii) Second Interim Payment. Within five business days after the Annual Determination for calendar year 1998 and any adjustments thereto shall have become binding on the parties as provided in
         Section 2.1.4, the Purchaser shall pay to the Parent, on behalf of the Companies, the Second Interim Payment ("SIP"), calculated as follows:

         SIP =    {AM x (Stub PBT + 1998 PBT)} - (AP + FIP + SBP+ 667,000 + RB1)
                                  (            3.25                  )

         (iv) Third Interim Payment. Within five business days after the Annual Determination for calendar year 1999 and any adjustments thereto shall have become binding on the parties as provided in
         Section 2.1.4, the Purchaser shall pay the Parent, on behalf of the Companies, the Third Interim Payment ("TIP"), calculated as follows:

TIP = {AM x (Stub PBT+1998 PBT + 1999 PBT)} - (AP + FIP + SIP + SBP + 1,333,000 + RB1 + RB2)
                          (                    3.25                           )

         (v) Final Payment. Within five business days after the Annual Determination for calendar year 2000 and any adjustments thereto shall have become binding on the parties as provided in Section 2.1.4, the Purchaser shall pay the Parent, on behalf of the Companies, the Final Payment ("FP"), calculated as follows:

FP = {AM x (Stub PBT + 1998 PBT + 1999 PBT + 2000 PBT)} - (AP + FIP + SIP + TIP + SBP+ 2,000,000 + RB1 + RB2)
                 (                         3.25                      )

         (vi) No Negative Payments. If the amount calculated under any of clauses (i) through (v) above is negative, the payment under such clause shall be zero and the Companies shall have no obligation to refund to the Purchaser the amount of such negative calculation expressed as a positive number.

         2.1.2 PBT. For purposes of this Agreement, "PBT" for each relevant period shall mean the consolidated net income (loss) of the Purchaser and its subsidiaries, if any, before provision for all Federal, state and local income taxes for such period, determined in accordance with generally accepted accounting principles, consistently applied from year to year ("GAAP") and in manner consistent with the Companies' preparation of the Balance Sheet (as defined in Section 3.3 below), but modified as follows:

         (i) neither the proceeds from nor any dividends or refunds with respect to, nor any increases in the cash surrender value of, any life insurance policy under which the Purchaser or any subsidiary thereof is the named beneficiary or otherwise entitled to recovery, shall be included as income, and the premium expense related thereto shall not be included as an expense;

         (ii) any write-off, amortization or depreciation of goodwill or other intangible assets (such as covenants not to compete, client lists and workforce) arising out of the purchase of the Assets hereunder shall not be treated as an expense; provided, however (x) any write-off, amortization or depreciation of goodwill or other intangible assets on the books of the Companies on the Closing Date relating to SRC and transferred to the Purchaser pursuant to this Agreement shall be treated as an expense and (y) any goodwill or other intangible assets arising out of any acquisition of another entity by the Purchaser after the Closing Date shall be amortized and expensed over a period of not less than ten years;

         (iii) intercompany management fees, management charges or overhead charges charged by Omnicom, the Diversified Agency Services Division ("DAS"), or another Omnicom subsidiary, to the Purchaser and its subsidiaries, shall not be treated as an expense;

         (iv) for any service rendered or provided (other than as described in clause (iii) above) to the Purchaser or any subsidiary by a member of the Omnicom Group (as defined in Section 2.1.3(ix) below), (it being understood that except as provided below, no such service shall be rendered or provided to the Purchaser or any subsidiary without the consent of the senior management of the Purchaser or such subsidiary, as the case may be) the Purchaser or such subsidiary shall be charged at an Arm's Length Rate (as defined in Section 2.1.3(xiii) below) agreed to by such Omnicom Group member and such senior management, and further provided that it is agreed that Omnicom will provide casualty insurance coverage to the Purchaser and its subsidiaries under its umbrella policy and the Purchaser and its subsidiaries shall be charged for such coverage on the same basis as all other Omnicom Group companies who are covered thereby; and any charge permitted by this clause (iv) shall be treated as an expense;

         (v) any service rendered or provided by the Purchaser or any subsidiary to any member of the Omnicom Group shall be at an Arm's Length Rate agreed to by senior management of the Purchaser or such subsidiary and such member of the Omnicom Group; and revenues generated by any such services shall be included in income;

         (vi) any Losses (as defined in Section 8.2) of a Purchaser Indemnified Party (as defined in Section 8.2) which give rise to an indemnity payment pursuant to the indemnification provisions of
         Section 8.2 below and which are fully assumed by the

         Parent or as to which the Company or the Parent have fully reimbursed (by offset or otherwise), the Purchaser Indemnified Parties shall not be treated as an expense, and there shall be excluded from income any amount received by any Purchaser Indemnified Party pursuant thereto;

         (vii) interest charges (whether generated from loans relating to the payment of management fees, dividend payments, working capital or otherwise), or interest payments between any member of the Omnicom Group, on the one hand, and the Purchaser or any subsidiary, on the other hand, shall be treated as an expense or income, as the case may be (it being agreed that interest charged or received shall be at the rates then generally charged or paid to wholly-owned subsidiaries of Omnicom under its cash management system); provided, however, interest on loans to the Purchaser to finance any Purchase Price payments hereunder shall not be treated as an expense;

         (viii) any expenses of the Purchaser prior to or after the Closing incurred in connection with the organization of the Purchaser, or the negotiation, preparation and execution of this Agreement and the other documents to be delivered at the Closing hereunder (including without limitation the fees and disbursements of its attorneys and accountants and any brokers or finder fees ) shall not be treated as an expense;

         (ix) expenses incurred or to be incurred by action taken during the Service Period (as defined in Section 7.10.1 below) relating to the transition of the Business from the Companies to the Purchaser, such as lease termination costs, relocation costs, moving costs or office subleasing costs (net of sublease income), shall not be treated as an expense;

         (x) there shall be no charge against income for any payment or accrual of any component of the Purchase Price;

         (xi) any costs and expenses incurred by the Purchaser in resolving a dispute regarding the Special Determination and/or any Annual Determination or in pursuing any indemnity claim under Section 8.2 shall not be treated as an expense;

         (xii) the amount of the Special Bonus (as defined in Section 7.4 below) paid or payable with respect to any period shall not be treated as an expense;

         (xiii) the fees and expenses of the Accountants (as defined in Section 2.1.4(i) below) in preparing the Special Determination, and performing the related audit, and the fees and expenses of the Accountants in excess of $20,000 in preparing any Annual Determination, and performing the related audit, with respect to the Stub Period and each calendar year during the period January 1, 1998 through December 31, 2000, as the case may be, shall not be treated as an expense;

         (xiv) there shall be no charge against income for any royalty payments, amortization of advance royalty payments or amortization of any intangible asset arising out of the License Agreement referred to in Section 6.4 below; and

         (xv) there shall be no charge against income for the payment or accrual of any Retention Bonuses (as defined in Section 2.1.3(x) below).

         2.1.3   Other Definitions.

         (i) "PURCHASED NET WORTH" shall be determined by reference to the audited balance sheet of the Business prepared in connection with
         Section 2.1.4 and shall mean the amount by which the book value of the acquired Assets (exclusive of goodwill but inclusive of the carrying value of the SRC capital stock included in the Assets) exceeds the carrying value of the Assumed Liabilities, determined in accordance with GAAP and consistent with the preparation by the Companies of the Balance Sheet, and as finally determined pursuant to Section 2.1.4 below.

         (ii) "STUB PERIOD" shall mean the period commencing on the Closing Date and ending December 31, 1997.

         (iii) "MEASURING PERIOD", with respect to any time of determination, shall mean the cumulative period consisting of the Stub Period and any full calendar year then concluded, as included in the applicable Purchase Price calculation under clauses (ii) through (v) of Section
         2.1.1 above, as the case may be.

         (iv) "REVENUES" during any relevant period shall mean the total revenues (exclusive of any related direct outside project costs) earned by the Purchaser during such period determined in accordance with GAAP.

         (v) "PROFIT MARGIN" for the Measuring Period shall equal the percentage equivalent of the quotient determined by dividing (1) the total PBT for the Measuring Period, by (2) the total Revenues for the Measuring Period.

         (vi)    "AM" or "Applicable Multiple" shall be:

                 (a) 6.0, if the Profit Margin for the Measuring Period is less than 20%;

                 (b) 7.0, if the Profit Margin for the Measuring Period is equal to or greater than 20% but less than 25.0%;

                 (c) 8.0, if the Profit Margin for the Measuring Period is equal to or greater than 25.0%.

         (vii)   "STUB PBT" shall mean PBT for the Stub Period.

         (viii) "SBP" with respect to any time of determination, shall mean the cumulative total of the Special Bonus (as defined in Section 7.4 below) paid or payable in respect of the Stub Period and each full calendar year included in the applicable Purchase Price calculation under clauses (ii) through (v) of Section 2.1.1 above, as the case may be.

         (ix)    "OMNICOM GROUP" shall mean Omnicom and its subsidiaries.

         (x) "RETENTION BONUSES" shall mean the bonuses, not to exceed $725,000 in each of calendar years 1998 and 1999, paid by the Purchaser to Affected Employees in order to retain their services with the Purchaser.

         (xi) "RB1" shall mean the Retention Bonuses paid in respect of calendar year 1998.

         (xii) "RB2" shall mean the Retention Bonuses paid in respect of calendar year 1999.

         (xiii) "ARM'S LENGTH RATE" shall mean a cost for a particular service that parties of equal bargaining power would reasonably be expected to agree upon.

         2.1.4   Accounting Procedures.

         (i) As soon as practical after the Closing Date, the Purchaser shall cause Arthur Andersen LLP, or another independent accounting firm chosen by Omnicom and reasonably acceptable to the Parent (the "ACCOUNTANTS"), to prepare an audited consolidated balance sheet of the Companies as at the close of business on the Closing Date. Such balance sheet shall be prepared in accordance with GAAP and in a manner consistent with the Balance Sheet; provided, however, there shall be included on such balance sheet only the acquired Assets and the Assumed Liabilities, together with a statement setting forth the Purchased Net Worth as at the close of business on the Closing Date and all adjustments to the balance sheet required to make the calculation of Purchased Net Worth (the "SPECIAL DETERMINATION"). If the Parent does not agree that the Special Determination correctly states the Purchased Net Worth, the Parent shall promptly (but not later than 45 days after the delivery of the Special Determination) give written notice to Omnicom of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If the Parent and Omnicom reconcile their differences, the Purchased Net Worth calculation shall be adjusted accordingly and shall thereupon become final and conclusive upon all of the parties hereto and enforceable in a court of law. If the Parent and Omnicom are unable to reconcile their differences in writing within 20 days after written notice of exceptions is delivered to Omnicom, the items in dispute shall be submitted to a mutually acceptable accounting firm selected from among the six largest accounting firms in the United States in terms of gross revenues (the "INDEPENDENT AUDITORS") for final determination, and the Purchased Net Worth calculation shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become final and conclusive upon all of the parties hereto and enforceable in a court of law. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within 20 days (or such longer period as the Parent and Omnicom may agree) to resolve all items in dispute. If the Parent does not give notice of any exception within 45 days after the delivery of the Purchased Net Worth calculation or if the Parent gives written notification of its acceptance of the Purchased Net Worth calculation prior to the end of such 45 day period, the Purchased Net Worth calculation set forth in the Special Determination shall thereupon become final and conclusive upon all the parties hereto and enforceable in a court of law.

         (ii) For the Stub Period and each calendar year during the period January 1, 1998 through December 31, 2000, the Accountants shall prepare a report containing an audited consolidated balance sheet of the Purchaser and its subsidiaries, if any, and a related audited consolidated statement of income of the Purchaser and its subsidiaries, if any, for the period then ended, prepared in accordance with GAAP, together with a statement based upon such report setting forth for the period under examination the calculation of the FIP, SIP, TIP or FP payment, as the case may be (including the calculation of PBT, Revenues, Profit Margin and AM, and all other adjustments required to be made to such audited financial statements in order to make the calculations required under this Section 2.1 (the "ANNUAL DETERMINATION"). A copy of each such Annual Determination shall be delivered to the Parent not later than 120 days after the end of the calendar year to which such Annual Determination relates.

         (iii) If the Parent does not agree that any Annual Determination correctly states the FIP, SIP, TIP or FP, as applicable, the Parent shall promptly (but not later than 45 days after the delivery of such Annual Determination) give written notice to Omnicom of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If the Parent and Omnicom reconcile their differences, the Annual Determination shall be adjusted accordingly and shall thereupon become final and conclusive upon all of the parties hereto and enforceable in a court of law. If the Parent and Omnicom are unable to reconcile their differences in writing within 20 days after written notice of exceptions is delivered to Omnicom, the items in dispute shall be submitted to the Independent Auditors for final determination, and the Annual Determination shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become final and conclusive upon all of the parties hereto and enforceable in a court of law. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within 20 days (or such longer period as the Parent and Omnicom may agree) to resolve all items in dispute. If the Parent does not give notice of any exception within 45 days after the delivery of an Annual Determination or if the Parent gives written notification of his acceptance of an Annual Determination prior to the end of such 45 day period, such Annual Determination shall thereupon become final and conclusive upon all the parties hereto and enforceable in a court of law.

         (iv) In the event the Independent Auditors are for any reason unable or unwilling to perform the services required of it under this Section, then Omnicom and the Parent agree to select another accounting firm from among the six largest accounting firms in the United States in terms of gross revenues to perform the services to be performed under this Section 2.1.4 by the Independent Auditors. If Omnicom and the Parent fail to select another accounting firm within 7 days after it is determined that the Independent Auditors will not perform the services required, either Omnicom or the Parent may request the American Arbitration Association in New York, New York to appoint an independent firm of certified public accountants of recognized national standing (which is not then performing services for Omnicom, the Parent or any affiliate (as defined in Section 9.5 below) thereof) to perform the services required under this Section
         2.1 by the Independent Auditors. For purposes of this Section 2.1 the term "Independent Auditors" shall include such other accounting firm chosen in accordance with this clause (iv).

         (v) The fees and expenses of the Independent Auditors and any arbitrator which is appointed as provided in clause (iv) above shall be borne one-half by Omnicom and one-half by the Parent.

         2.1.5 Examination of Books and Records. The books and records of the Companies and the Purchaser shall be made available during normal business hours upon reasonable advance notice at the principal office of the Purchaser, to the parties, the Accountants and the Independent Auditors to the extent required to determine the calculations required under this Section 2.1. The Parent and Omnicom, as the case may be, shall make arrangements to make available to Omnicom, the Parent and their representatives (including auditors) any back-up materials generated by either of the Companies, the Purchaser or the Accountants, as the case may be, with respect to any adjustments made by them to the financial statements in the process of preparing the Special Determination and/or the Annual Determination. In addition, the Parent, on the one hand, and Omnicom, on the other hand, shall make available to the other party and their representatives (including auditors) any back-up materials generated by them (or either of the Companies or the Purchaser, as the case may be) to support a position which is contrary to the position taken by the other party.

         SECTION 2.2 PAYMENT OF THE PURCHASE PRICE. Payment of the Purchase Price shall be made, in cash, by the Purchaser to the Parent, on behalf of the Companies, by direct wire transfer to the account of Parent, Account No.: 848- 0000286, ABA Routing No.: 071000152.

         SECTION 2.3 CLOSING. The Closing under this Agreement (the "CLOSING") is taking place simultaneously with the execution and delivery of this Agreement at 10:00 A.M. on

September __, 1997, at the offices of Davis & Gilbert, 1740 Broadway, New York, New York 10019. Such date is herein referred to as the "CLOSING DATE".

         SECTION 2.4 FURTHER ASSURANCE; POST CLOSING COOPERATION. All transactions at the Closing shall be deemed to have taken place simultaneously. At the Closing, the Purchaser shall deliver to the Parent one or more written instruments of assumption in such form as the Parent or its counsel shall reasonably request to effect the assumption by the Purchaser as required by this Agreement of all of the Assumed Liabilities. The Parent will, from time to time, at the request of the Purchaser, whether at or after the Closing Date, execute and deliver, or cause the execution and delivery by Sub, of such other and further instruments of conveyance, assignment, transfer and consent as the Purchaser or its counsel may reasonably require for the most effectual conveyance and transfer of the Assets to the Purchaser, and the Parent will assist the Purchaser in the collections and reduction to possession of the Assets and the Business. Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority (as defined in Section 3.8.1), (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened action or proceeding.

         SECTION 2.5 THIRD-PARTY CONSENTS. Anything in this Agreement to the contrary notwithstanding, in the event an assignment or purported assignment to the Purchaser of any of the agreements, contracts or commitments of either of the Companies (sometimes collectively referred to as a "CONTRACT" or the "CONTRACTS"), or any claim, right or benefit arising thereunder or resulting therefrom, without the consent of other parties thereto, would constitute a breach thereof or would not result in the Purchaser receiving all of the rights of such Company thereunder, such contract shall be deemed not to have been assigned by such Company to the Purchaser. In those circumstances, if requested by the Purchaser, after the Closing, the Parent and such Company will use commercially reasonable best efforts to obtain any such consent; provided, that neither the Parent nor either Company shall be required to make any payment or grant any concession with respect to its business to obtain such consent. If such consent is not obtained and is required to effectively assign a contract to the Purchaser, the Parent and Sub will cooperate with the Purchaser in any reasonable arrangement to provide the Purchaser with the full claims, rights and benefits under any such contract, including enforcement at the cost and for the benefit of the Purchaser of any and all rights of the Parent or Sub, as the case may be, against a third party thereto arising out of the breach or cancellation by such third party or otherwise, and any amount received by the either of the Companies in respect thereof shall be held for and paid over to the Purchaser.

         SECTION 2.6 GOOD FAITH NEGOTIATION. In the event that prior to May 31, 2001, (i) Terence Graunke ceases to be Chief Executive Officer of the Parent or (ii) there is a "change in control" of the Parent (as hereinafter defined), as soon as practical after the occurrence of either such event (or if possible, immediately prior to the occurrence of such event), Ominicom and the Parent agree to negotiate in good faith with each other to agree upon a one-time payment in full settlement of any additional Purchase Price Payments under Section 2.1. In the event such agreement is reached, Omnicom and the Parent agree to expeditiously execute and deliver such agreements as may be necessary or advisable under the circumstances to effectuate such settlement.
A "change in control" of the Parent shall be deemed to have occurred if (i) a Person or group of Persons (other than the Parent or an employee benefit plan sponsored or maintained by the Parent) acquires 50% or more of the total outstanding shares of voting stock of the Parent; (ii) a merger, consolidation, reorganization, liquidation, dissolution or sale of all or substantially all the assets of the Parent takes place, unless following any such transaction a majority of the voting securities of the surviving company or acquiring company will be owned, directly or indirectly, by all or substantially all of the Persons who were stockholders of the Parent immediately prior to such transaction; or (iii) individuals who, as of the date of this Agreement, constitute the Parent's Board of Directors (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Parent's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board. Notwithstanding anything to the contrary herein, no change in control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in Terence Graunke, or any group of Persons including Terence Graunke, acquiring, directly or indirectly, 50% or more of the voting stock of the Parent or owning, directly or indirectly, 50% or more of the voting securities of a surviving or acquiring company referred to above.


                                  ARTICLE III


                     REPRESENTATIONS OF THE PARENT AND SUB

                 The Parent and the Sub, jointly and severally, represent, warrant and agree to and with the Purchaser, as follows:

         SECTION 3. 1     EXECUTION AND VALIDITY OF AGREEMENT; EXISTENCE AND
GOOD STANDING. Each of the Companies has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of the Companies and the consummation by each of the Companies of the transactions contemplated hereby have been duly authorized by all required corporate action on behalf of each of the Companies and, if required, its stockholder(s). This Agreement has been duly and validly executed and delivered by each of the Companies and, assuming due authorization, execution and delivery by Omnicom and the Purchaser, constitute legal, valid and binding obligations of the Companies enforceable against them in accordance with its terms. The Parent is duly organized and validly existing under the laws of Delaware, and Sub is duly organized and validly existing under the laws of Oregon, in each case with the full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted. SCHEDULE 3.1 sets forth each jurisdiction in which either of the Companies is qualified as a foreign corporation to conduct the Business.

         SECTION 3.2 SUBSIDIARIES AND INVESTMENTS. The Parent does not own any capital stock or other equity or ownership or proprietary interest in any Person that conducts the Business other than Sub and SRC and other than Eagle River Production, Inc. which is currently an inactive subsidiary without any assets currently utilized in connection with the Business. The Sub does not own any capital stock or other equity ownership or proprietary rights in any Person that conducts the Business.

         SECTION 3.3      FINANCIAL STATEMENTS AND NO MATERIAL CHANGES.
SCHEDULE 3.3(A) sets forth the following: an unaudited consolidated balance sheet of the Business as at June 30, 1997 (the "BALANCE SHEET") and the related unaudited consolidated statement of income for the six months then ended, which balance sheet only includes the category of Assets to be acquired by the Purchaser and the category of Assumed Liabilities. Such financial statements have been prepared in accordance with GAAP throughout the period indicated except as set forth on SCHEDULE 3.3(B). The Balance Sheet fairly presents the financial condition of the Business (based on the to be acquired Assets and Assumed Liabilities) at the date thereof and reflects all claims against and all debts and liabilities of the Business, fixed or contingent, as at the date thereof, required to be shown thereon under GAAP, and the related consolidated statement of income accurately presents the results of operations of the Business for the period indicated. Except as set forth on SCHEDULE 3.21, since June 30, 1997 (the "BALANCE SHEET DATE"), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of the Companies, in respect of the Business.

         SECTION 3.4 BOOKS AND RECORDS. All accounts, books, ledgers and official and other records material to the Business of the Companies maintained by or on behalf of either of the Companies of whatsoever kind have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as set forth on SCHEDULE 3.4, neither of the Companies has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) in respect of the Business which (including all means of access thereto and therefrom) are not under the exclusive ownership and possession of such Company.

         SECTION 3.5 TITLE TO PROPERTIES; ENCUMBRANCES. Each of the Companies has good and valid title to, or enforceable leasehold interests in or valid rights under contract to use, all the Assets, in each case free and clear of all Liens, except for Liens set forth on SCHEDULE 3.5. The Tangible Personal Property owned or otherwise contracted for by the Companies related to the Business is in a state of good maintenance and repair (ordinary wear and tear excepted) and is adequate and suitable for the purposes for which they are presently being used. SCHEDULE 3.5 lists the Tangible Personal Property (including furniture, fixtures, and equipment) which are part of the Assets.

         SECTION 3.6      REAL PROPERTY.

         3.6.1 Owned Real Property. Neither of the Companies owns a freehold interest in any real property or any option or right of first refusal or first offer to acquire real property related to the Business.

         3.6.2 Leased Real Property. SCHEDULE 3.6.2 contains an accurate and complete list of all Real Property Leases related to the Business to which either of the Companies is a party (as lessee, lessor, sublessee or sublessor), including without limitation leases which either of the Companies has subleased or assigned to a third party and as to which either of the Companies remains liable. Each Real Property Lease set forth on SCHEDULE 3.6.2 (or required to be set forth on SCHEDULE 3.6.2) is valid, binding and in full force and effect; all rents and additional rents and other sums, expenses and charges due to date on each such lease have been paid; and the lessee has been in peaceable possession since the commencement of the original term of such lease and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor. There exists no default or event of default by either of the Companies or to the knowledge of the Companies, by any other party to such Real Property Lease; and there exists no occurrence, condition or act (including the purchase of the Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by either of the Companies under such Real Property Lease, and neither of the Companies has received or is in possession of any outstanding claims of breach or indemnification or notice of default or termination of any Real Property Lease. The Company which is a party to the Real Estate Lease holds the leasehold estate on such lease, free and clear of all Liens except as set forth in SCHEDULE 3.5. The real property leased by the Companies related to the Business and covered by the Real Property Leases is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used, and to the knowledge of the Companies, there are no material repair or restoration works known by the Companies to be required in connection with any of the leased real properties. Except as set forth on SCHEDULE 3.6.2, the Companies are in physical possession and actual and exclusive occupancy of the whole of each of its leased properties related to the Business. Neither of the Companies owes any brokerage commission with respect to any such Real Property Leases.

         SECTION 3.7 CONTRACTS. SCHEDULE 3.7 hereto contains an accurate and complete list of the following agreements to which either of the Companies is a party in respect of the conduct of the Business: (a) all Plans, (b) any personal property lease with a fixed annual rental of $25,000 or more, (c) any agreement, contract or commitment relating to capital expenditures which involve payments of $100,000 or more in any single transaction or series of related transactions, (d) any agreement, contract or commitment relating to the making of a loan or advance to or investment in, any other Person, (e) any agreement, instrument or arrangement evidencing or relating in any way to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of loan, purchase money obligation, guarantee (other than the endorsement of negotiable instruments for collection in the ordinary course of business), conditional sale, purchase or otherwise, (f) any management service, employment, consulting or similar type of contract which is not cancelable by the Company party thereto without penalty or other financial obligation within 30 days, (g) any agreement, contract or commitment limiting the freedom of the Company party thereto to engage in any line of business or to compete with any other Person, including agreements limiting its ability to take on competitive accounts after the termination thereof or limiting the ability of its affiliates to take on competitive accounts during or after the term thereof, but excluding standard exclusivity requirements in agreements with clients which do not extend beyond the term thereof entered into in the ordinary course of business, (h) any collective bargaining or union agreement,
(i) any secrecy or confidentiality agreement (other than standard confidentiality agreements in computer software license agreements or agreements with clients entered into in the ordinary course of business) that would be binding on successors to the Business, (j) any licensing or franchise agreement (other than license agreements for "off- the-shelf" third party computer software not included within such Company's products or services), (k) any agreement with a client required to be listed on SCHEDULE 3.15, (l) any joint venture agreement involving a sharing of profits not covered by clauses
(a) through (k) above, and (m) any agreement, contract or commitment (not covered by another subsection of this Section 3.7) which involves $100,000 or more over the unexpired term thereof and is not cancelable by the Company which is a party thereto without penalty or other financial obligation within 30 days; provided, however, that (x) commitments to media and production expenses which are fully reimbursable from clients, and (y) estimates or purchase orders given in the ordinary course of business relating to the execution of projects, do not have to be set forth on SCHEDULE 3.7. Each agreement, contract and commitment of each of the Companies, including but not limited to those required to be set forth on SCHEDULE 3.7, is in full force and effect, and there exists no default or event of default by either of the Companies or to the knowledge of the Companies, by any other party, or occurrence, condition, or act (including the purchase of the Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by either of the Companies, and neither of the Companies has received or is in possession of any outstanding claim of breach or indemnification or notice of default or termination of any such agreement, contract and commitment.

         SECTION 3.8      NON-CONTRAVENTION; APPROVALS AND CONSENTS.

         3.8.1   Non-Contravention.    The execution, delivery and performance
by each of the Companies of its obligations hereunder and the consummation by the Companies of the transactions contemplated hereby, will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or other comparable corporate charter documents) of such Company, or (b) result in the violation by either of the Companies of any statute, law, rule, regulation or ordinance (collectively, "LAWS"), or any judgment, decree, order, writ, permit or license (collectively, "ORDERS"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "GOVERNMENTAL OR REGULATORY AUTHORITY"), applicable to either of the Companies or any of its assets or properties, or (c) if the consents and notices set forth in SCHEDULE
3.8.2 are obtained, given or waived, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or (except for compliance with the HSR Act or as set forth on SCHEDULE 3.8.2) require either of the Companies to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of either of the Companies, under any of the terms, conditions or provisions of any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (collectively, "INSTRUMENTS") to which either of the Companies is a party or by which either of the Companies or any of its assets or properties is bound.

         3.8.2 Approvals and Consents. Except (a) for the filing of a pre-Merger notification report by the Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT") and the receipt of clearance thereunder, and (b) as disclosed on SCHEDULE 3.8.2, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Instrument to which either of the Companies is a party or by which its assets or properties bound for the execution and delivery of this Agreement by either of the Companies, the performance by either of the Companies of its obligations hereunder or the consummation by the Companies of the transactions contemplated hereby.

         SECTION 3.9 LITIGATION. Except as set forth on SCHEDULE 3.9, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Companies, any investigation by) any Governmental or Regulatory Authority, pending or, to the knowledge of the Companies, threatened, against either of the Companies with respect to this Agreement or the transactions contemplated hereby, or against or affecting the Business conducted by the Companies or the Assets; and to the knowledge of the Companies no acts, facts, circumstances, events or conditions occurred or exist which are a basis for any such action, proceeding or investigation. Schedule 3.9 also sets forth with respect to each pending or threatened action, suit or proceeding listed thereon, the amount of damages claimed by the plaintiff(s) therein. Neither of the Companies is subject to any judgment, order or decree entered in any lawsuit or proceeding relating to the Business or the Assets.

         SECTION 3.10 TAXES. Except as set forth in SCHEDULE 3.10, each of the Companies has in respect of the Business timely filed, or caused to be filed, taking into account any valid extensions of due dates, completely and accurately in all material respects, all federal, state, local and foreign tax or information returns (including estimated tax returns) required under the statutes, rules or regulations of such jurisdictions to be filed prior to Closing by such Company. The term "TAXES" means taxes, duties, charges or levies of any nature imposed by any taxing or other Governmental or Regulatory Authority, including without limitation income, gains, capital gains, surtax, capital, franchise, capital stock, value-added taxes, taxes required to be deducted from payments made by the payor and accounted for to any tax authority, employees' income withholding, back-up withholding, withholding on payments to foreign Persons, social security, national insurance, unemployment, worker's compensation, payroll, disability, real property, personal property, sales, use, goods and services or other commodity taxes, business, occupancy, excise, customs and import duties, transfer, stamp, and other taxes (including interest, penalties or additions to tax in respect of the foregoing), and includes all taxes payable by the Companies pursuant to Treasury Regulations
Section 1.1502-6 or any similar provision of state, local or foreign law. All Taxes shown on said returns to be due and all additional assessments received prior to the date hereof have been paid or are being contested in good faith, in which case, such contested assessments are set forth on SCHEDULE 3.10. Except as set forth in SCHEDULE 3.10, each of the Companies has in respect of the Business collected all sales, use, goods and services or other commodity Taxes required to be collected and remitted or will remit the same to the appropriate taxing authority within the prescribed time periods. Except as set forth on SCHEDULE 3.10, none of the federal, state or local tax returns either of the Companies has been audited by the Internal Revenue Service or any other Governmental or Regulatory Authority. Neither of the Companies is a party to any tax allocation or tax sharing agreement nor does it have any contractual obligation to indemnify any other Person with respect to Taxes. For United States federal income tax purposes, SRC is treated as a corporation within the meaning of Section 7701 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. No election with respect to SRC has been filed under Treasury Regulations Section 301.7701-3.

         SECTION 3.11 LIABILITIES. Except as set forth in the Balance Sheet neither of the Companies has any outstanding claims, liabilities or indebtedness of any nature whatsoever in respect of the conduct of the Business (collectively in this Section 3.11, "LIABILITIES"), whether accrued, absolute or contingent, determined or undetermined, asserted or unasserted, and whether due or to become due, other than (i) Liabilities specifically disclosed in any Schedule hereto; (ii) Liabilities under contracts, purchase orders and other agreements, arrangements and commitments of the type required to be disclosed by the Companies on any

Schedule and so disclosed or which because of the dollar amount or other qualifications are not required to be listed on such Schedule; and (iii) Liabilities incurred in the ordinary course of business of the Business and consistent with past practice since the Balance Sheet Date not involving borrowings by the Companies. SCHEDULE 3.7 sets forth a list of all current arrangements of either of the Companies for borrowed money arising out of the conduct of the Business and all outstanding balances with respect thereto. Neither of the Companies is in default in respect of the terms or conditions of any such borrowings.

         SECTION 3.12 INSURANCE. SCHEDULE 3.12 is a schedule of all insurance policies (including life insurance) or binders maintained by the Company in respect of the Business. Neither of the Companies has received any notice of cancellation or non-renewal of any such policy or binder. Except as set forth on SCHEDULE 3.12, within the last two years neither of the Companies has filed for any claims exceeding $50,000 against any of its insurance policies.

         SECTION 3.13 INTELLECTUAL PROPERTIES. SCHEDULE 3.13 hereto sets forth a list of all Intellectual Property (as defined below) owned by either of the Companies relating primarily to the Business and all agreements under which any Person has granted a license to either of the Companies for any Intellectual Property relating primarily to the Business (other than license agreements for "off the shelf" third party computer software not included within the products or services of the Companies). The Companies by ownership or license has all right, title and interest in, or has the requisite permission and authority to use, all Intellectual Property used by them primarily in the conduct of the Business. Except as set forth on SCHEDULE 3.13, no claim of infringement or misappropriation of Intellectual Property is pending or, to the knowledge of the Companies, threatened against either of the Companies in respect of the Business and neither of the Companies in respect of the Business is infringing or misappropriating any Intellectual Property of any Person. Neither of the Companies has granted any license, franchise or permit in effect on the date hereof to any Person to use any Intellectual Property owned by it in respect of the Business. The term "INTELLECTUAL PROPERTY" means patents and patent rights, trademarks and trademark rights, tradenames and tradename rights, service marks and service mark rights, service names and service name rights, copyright and copyright rights, trade secrets and trade secret rights, rights of privacy and publicity, and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

         SECTION 3.14     COMPLIANCE WITH LAWS; LICENSES AND PERMITS.

         3.14.1 Compliance. The Business is being, and has been, conducted by the Companies in compliance with all applicable Laws and Orders, except in each case (other than with respect to compliance with environmental Laws and Orders) where the failure to so comply would not reasonably be expected to have a Material Adverse Effect (as defined below), including without limitation, (a) all Laws and Orders promulgated by the Federal Trade Commission or any other Governmental or Regulatory Authority; (b) all environmental Laws and Orders; and (c) all Laws and Orders relating to labor, civil rights, and occupational safety and health laws, worker's compensation, employment and wages, hours and vacations, or pay equity. Neither of the Companies has been charged with, or, to the knowledge of the Companies threatened with or under any investigation with respect to, any charge concerning any violation of any Laws or Orders in respect of the conduct of the Business or the Assets. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on the financial condition, results of operations, assets, properties or business of the Companies relating to the Business or the Purchaser, as applicable.

         3.14.2 Licenses. Each of the Companies has all Licenses required by any Governmental or Regulatory Authority for the operation of the Business and the use of the Assets as presently operated or used, except where the failure to have such Licenses would not reasonably be expected to have a Material Adverse Effect. All of the Licenses are in full force and effect and no action or claim is pending, nor to the knowledge of the Companies is threatened, to revoke or terminate any of such Licenses or declare any such License invalid in any material respect.

         SECTION 3.15 CLIENT RELATIONS. SCHEDULE 3.15 sets forth for the Companies in respect of the Business conducted by the Companies: (a) the 20 largest clients (measured by billings) as at December 31, 1996 and the Balance Sheet Date, and the billings from each such client and from all clients (in the aggregate) for the twelve month and six month periods then ended and (b) the clients projected to be the 20 largest clients (measured by billings) for the Stub Period and calendar year 1998 based on the Parent's current profit plan, together with the estimated billings for each such client and all clients (in the aggregate) for such periods. The Companies do not warrant that the estimated billings set forth on SCHEDULE 3.15 will prove to be accurate; provided, however, the Companies do represent that they were made in good faith and on a reasonable basis. No client of either of the Companies listed on
SCHEDULE 3.15 has advised any officer, office manager, or senior account manager of the Companies or the Business that it is (x) terminating or considering terminating the handling of its business in respect of the Business by the Companies as a whole or in respect of any particular product, project or service which generated billings in 1996 or is expected to generate billings in 1997 of $50,000 or more, or (y) planning to reduce its spending in 1997 or 1998 in respect of the Business with the Companies in any material manner.

         SECTION 3.16     ACCOUNTS RECEIVABLE; WORK-IN-PROCESS; ACCOUNTS
PAYABLE.   The amount of all Work-in-Process, accounts receivable, unbilled invoices (including without limitation unbilled invoices for services and out-of-pocket expenses) and other debts due or recorded in the records and books of account of each of the Companies as being due to such Company and reflected on the Balance Sheet represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business in the conduct of the Business and will be good and collectible in full (less the amount of any provision, reserve or similar adjustment therefor reflected on the Balance Sheet) in the ordinary course of business, and none of such accounts receivable or other debts (or accounts receivable arising from such work-in-process) is or will be subject to any counterclaim or set-off except to the extent of any such provision, reserve or adjustment. There has been no change since the Balance Sheet Date in the amount or aging of the work-in-process, accounts receivable, unbilled invoices, or other debts due to the Companies, or the reserves with respect thereto, or accounts payable of the Companies in respect of the conduct of the Business, in each case other than in the ordinary course of business.

         SECTION 3.17 EMPLOYMENT RELATIONS. (a) Neither of the Companies is engaged in any unfair labor practice relating to the conduct of the Business;
(b) no unfair labor practice complaint against either of the Companies relating to the conduct of the Business is pending before any Governmental or Regulatory Authority; (c) there is no organized labor strike, dispute, slowdown or stoppage relating to the conduct of the Business actually pending or to the knowledge of the Companies threatened against or involving either of the Companies (d) there are no labor unions relating to the conduct of Business representing or, to the knowledge of the Companies, attempting to represent the employees of the Companies; (e) no claim or grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement relating to the conduct of the Business is pending and to the knowledge of the Companies, no such claim or grievance has been threatened; (f) no collective bargaining agreement relating to the conduct of the Business is currently being negotiated by either of the Companies; and (g) neither of the Companies has experienced any work stoppage or similar organized labor dispute during the last three years relating to the conduct of the Business. There is no legal action, suit, proceeding or claim pending or, to the knowledge of the Companies, threatened between either of the Companies and any of its employees, former employees, agents, former agents, job applicants or any association or group of any of its employees, in each case relating to the Business, except as set forth on SCHEDULE 3.9.

         SECTION 3.18     EMPLOYEE BENEFIT MATTERS.

         3.18.1 List of Plans. SCHEDULE 3.7 to this Agreement lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all termination, severance or other contracts or agreements, whether formal or informal, whether or not set forth in writing, and whether or not subject to any of the provisions of ERISA, which are maintained, contributed to or sponsored by either of the Companies for the benefit of any Business Employee (each item listed on SCHEDULE 3.7 being referred to herein individually, as a "PLAN" and collectively, as the "PLANS"). The Parent has delivered to the Purchaser a complete and accurate copy of the most recently received Internal Revenue Service determination letter for each Plan, if applicable. Except as set forth on SCHEDULE 3.18.1, neither of the Companies has made any commitment, whether legally enforceable or not, (i) to create or cause to exist any other employee benefit plan, program or arrangement applicable to the Business, or
(ii) to modify, change or terminate any Plan.

         3.18.2 Severance. Except as set forth on SCHEDULE 3.18.2, none of the Plans, or any employment agreement or other contract to which a Company is a party or bound and which relates to the Business, provides for the payment of or obligates such Company to pay separation, severance, termination or similar-type benefits to any Person or obligates such Company to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement.

         3.18.3 Multi-Employer Plans. Except as set forth on SCHEDULE 3.18.3, neither of the Companies nor any ERISA Affiliate (as herein defined) has maintained, contributed to or participated in respect of the Business in a multi- employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA or a multiple employer plan subject to Sections 4063 and 4064 of ERISA) nor has in respect of the Business any obligations or liabilities, including withdrawal or successor liabilities, regarding any such plan. As used herein, the term "ERISA AFFILIATE" means any Person that, together with the Parent, is considered a "single employer" pursuant to Section 4001(b) of ERISA.

         3.18.4 Welfare Benefit Plans. SCHEDULE 3.7 sets forth a complete and accurate list of each Plan which provides or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of either of the Companies relating to the conduct of the Business. Except as set forth on SCHEDULE 3.18.4, the Companies have expressly reserved the right, in all Plan documents relating to welfare benefits provided to employees, former employees, officers, directors and other participants and beneficiaries related to the Business, to amend, modify or terminate at any time the Plans which provide for welfare benefits.

         3.18.5  Administrative Compliance.   Each Plan is now and has been
operated in all material respects in accordance with the requirements of all applicable Laws, including, without limitation, ERISA and the Code, and the regulations and authorities published thereunder. Each of the Companies has performed all material obligations required to be performed by it under, is not in any respect in default under or in violation of, and the Companies have no knowledge of any default or violation by any party to, any Plan. Except as set forth on SCHEDULE 3.9, no legal action, suit, audit, investigation or claim is pending or to the knowledge of the Companies is threatened, with respect to any Plan (other than claims for benefits in the ordinary course), and to the knowledge of the Companies, no fact, event or condition exists that would be reasonably likely to provide a legal basis for any such action, suit, audit, investigation or claim. All reports, disclosures, notices and filings with respect to such Plans required to be made to employees, participants, beneficiaries, alternate payees and any Governmental or Regulatory Authority have been timely made or an extension has been timely obtained.

         3.18.6 Tax-Qualification. Each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE") has received a favorable determination letter from the Internal Revenue Service that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the Internal Revenue Service that it is so exempt, and to the knowledge of the Companies, no fact or event has occurred or condition exists since the date of such determination letter from the Internal Revenue Service which would be reasonably likely to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

         3.18.7 Funding; Excise Taxes. Except as set forth on SCHEDULE 3.18.7, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan subject to ERISA, which could result in a material liability to the Company or any liability to the Purchaser. The Company has not incurred any material liability for any excise tax arising under Sections 4971, 4972, 4975, 4976, 4977, 4978, 4978B, 4979, 4980 or 4980B of the Code or any civil penalty arising under Sections 502(i) or 502(l) of ERISA, and to the knowledge of the Companies, no fact, event or condition exists which could give rise to any such liability or to any liability to the Purchaser arising therefrom. Neither of the Companies nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation ("PBGC") arising in the ordinary course), including, without limitation, any liability in connection with the termination of any employee benefit plan subject to Title IV of ERISA (a "TITLE IV PLAN"); and, to the knowledge of the Companies, no fact, event or condition exists which could give rise to any such liability. Except as set forth on SCHEDULE 3.18.7, no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan maintained by either of the Companies or any ERISA Affiliate, and no reportable event (within the meaning of Section 4043 of ERISA), notice of which has not been waived by the PBGC, has occurred or is expected to occur with respect to any Plan maintained by either of the Companies or any ERISA Affiliate. No Title IV Plan maintained by either of the Companies or any ERISA Affiliate had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Companies or any ERISA Affiliate is the subject of any Lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither of the Companies nor any ERISA Affiliate has been required to post any security under Section 307 of ERISA or Section 401(a) (29) of the Code relating to any Plan; and, to the knowledge of the Companies, no fact or event exists which could give rise to any such Lien or requirement to post any such security. As of the Closing Date, no Plan which is a Title IV Plan will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

         3.18.8 Tax Deductions. All contributions, premiums or payments required to be made, paid or accrued with respect to any Plan have been made, paid or accrued on or before their due dates, including extensions thereof. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and, to the knowledge of the Companies, no fact or event exists which could give rise to any such challenge or disallowance.

         SECTION 3.19 INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except as set forth on SCHEDULE 3.19, (x) neither of the Companies or any affiliate thereof, nor (y) to the knowledge of the Companies (without making any special inquiry of the Related Group, as hereinafter defined), any officer, director, or employee of either of the Companies, any parent, brother, sister, child or spouse of any such officer, director or employee (collectively, the "RELATED GROUP"), or any Person controlled by anyone in the Related Group:

         (i) owns, directly or indirectly, any interest in (excepting for ownership, directly or indirectly, for investment purposes, of less than 1/4 of 1% of the issued and outstanding shares of any class of securities of a publicly held and traded company) or received or has any right to receive payments from, or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of the Business;

         (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, but not limited to Intellectual Property), that the Companies use in the conduct of the Business other than immaterial personal items owned and used by employees at their work stations; or

         (iii) has any cause of action or other claim whatsoever against, or owes any amount to, either of the Companies, in respect of the Business, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

         SECTION 3.20 COMPENSATION OF EMPLOYEES. SCHEDULE 3.20 is an accurate and complete list showing the names and positions of all Business Employees, together with a statement of the current annual salary, and the annual salary, bonus and incentive compensation paid or payable with respect to calendar years 1996 and 1997, and the material fringe benefits of such employees not generally available to all Affected Employees of the Company. Neither of the Companies has, because of past practices or previous commitments with respect to the Business Employees, established any rights on the part of any of its Business Employees to additional compensation with respect to any period after the Closing Date (other than wage increases in the ordinary course of business). The present severance and vacation policy of the Companies in respect of the Business is set forth on SCHEDULE 3.20.

         SECTION 3.21 NO CHANGES SINCE THE BALANCE SHEET DATE. Since the Balance Sheet Date except as specifically stated on SCHEDULE 3.21, neither of the Companies has (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) arising out of the conduct of the Business, except in the ordinary course of business, (ii) permitted any of the Assets to be subjected to any Lien, (iii) sold, transferred or otherwise disposed of any of the Assets except in the ordinary course of business, (iv) made any capital expenditure or commitment therefor relating to the Business which individually exceeded $25,000 or in the aggregate exceeded $300,000, (v) increased or prepaid its indebtedness for borrowed money arising out of the conduct of the Business, except current borrowings under credit lines listed on SCHEDULE 3.7 or made any loan to any Person arising out of the conduct of the Business other than to any Affected Employee for normal travel and expense advances, (vi) written down the value of any Work-in-Process, or written off as uncollectible any notes or accounts receivable arising out of the conduct of the Business, except write-downs and write-offs in the ordinary course of business, none of which individually or in the aggregate, is material to the Business (vii) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who, whether as a result of such increase or prior thereto, receives aggregate compensation from the Companies at an annual rate of $100,000 or more, or except in the ordinary course of business to any other employee, (viii) entered into an employment or exclusive consultant agreement with any Business Employee which is not cancelable without penalty or other financial obligation within 30 days, (ix) canceled or waived any claims or rights of material value arising out of the conduct of the Business, (x) made any change in any method of accounting policies or procedures related to the Business, (xi) otherwise conducted the Business or entered into any transaction relating to the Business, except in the usual and ordinary manner and in the ordinary course of conducting the Business, (xii) amended or terminated any agreement which is material to the Business, (xiii) renewed, extended or modified any Real Property Lease or except in the ordinary course of business, any lease of personal property, relating to the Business (xiv) adopted, amended or terminated any Plan, or (xv) agreed, whether or not in writing, to do any of the actions set forth in any of the above clauses.

         SECTION 3.22 CORPORATE CONTROLS. Neither of the Companies, nor, to the knowledge of the Companies, any officer, authorized agent, employee or any other Person while acting on behalf of the Companies, has, directly or indirectly, in respect of the Business: used any corporate fund for unlawful contributions, gifts, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on its books or records; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, or other payment of a similar or comparable nature, to any Person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained, and neither of the Companies has in respect of the Business participated in any illegal boycott or other similar illegal practices affecting any of its actual or potential customers.

         SECTION 3.23     PREPAYMENT FOR SERVICES. Except as disclosed on
SCHEDULE 3.23, neither of the Companies has prior to the Closing Date received any payments as of August

31, 1997 from any of its clients with respect to any services to be rendered by the Purchaser after such date.

         SECTION 3.24 BROKERS. Except for Piper Jaffray & Co. (the fees and expenses of which shall be payable by the Parent), no broker, finder, agent or similar intermediary has acted on behalf of the Companies, or any affiliate thereof, in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees or similar fees or commissions are payable by the Companies, or any affiliate thereof, in connection therewith based on any agreement, arrangement or understanding with any of them.

         SECTION 3.25 COPIES OF DOCUMENTS. The Parent has made available to Omnicom and its advisers, true, complete and correct copies of all documents referred to in this Article III or in any Schedule. Summaries of all material oral contracts contained in SCHEDULE 3.7 are complete and accurate in all material respects.


                                   ARTICLE IV

                  REPRESENTATIONS OF OMNICOM AND THE PURCHASER

         Omnicom and the Purchaser jointly and severally represent, warrant and agree to and with the Companies as follows:

         SECTION 4.1 EXISTENCE AND GOOD STANDING. Omnicom is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full corporate power and authority to own its property and to conduct its business all as and in the places where such properties are now owned or operated or such business is now being conducted. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted.

         SECTION 4.2      EXECUTION AND VALIDITY OF AGREEMENTS      Each of
Omnicom and the Purchaser has the full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by each of Omnicom and the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all required corporate action on behalf of Omnicom and the Purchaser. This Agreement has been duly and validly executed and delivered by Omnicom and the Purchaser and, assuming due authorization, execution and delivery by the Companies, constitutes legal, valid and binding obligation of Omnicom and the Purchaser, enforceable against them in accordance with its terms.

         SECTION 4.3      NON-CONTRAVENTION; APPROVALS AND CONSENTS.

         4.3.1 Non-Contravention. The execution, delivery and performance by each of Omnicom and the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of Omnicom or the Purchaser, or (b) result in the violation by Omnicom or the Purchaser of any Laws or Orders of any Governmental or Regulatory Authority, applicable to Omnicom or the Purchaser or any of its assets or properties, or (c) if the consents and notices set forth on SCHEDULE
4.3.2 are obtained, given or waived, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or (except for compliance with the HSR Act or as set forth on SCHEDULE 4.3.2) require Omnicom or the Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Omnicom or the Purchaser, under any of the terms, conditions or provisions of any Instruments to which Omnicom or the Purchaser is a party or by which Omnicom or the Purchaser or any of its assets or properties are bound.

         4.3.2   Approvals and Consents.   Except (a)  for the filing of a
pre-merger notification report by Omnicom under the HSR Act and the receipt of clearance thereunder and (b) as disclosed on SCHEDULE 4.3.2, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Instrument to which Omnicom or the Purchaser is a party or by which Omnicom or the Purchaser or any of their assets or properties is bound for the execution and delivery of this Agreement by Omnicom and the Purchaser, the performance by Omnicom and the Purchaser of their respective obligations hereunder or the consummation of the transactions contemplated hereby.

         SECTION 4.4 BROKERS. No broker, finder, agent or similar intermediary has acted on behalf of Omnicom, the Purchaser or any of their affiliates in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finders' fees or similar fees or commissions are payable by Omnicom, the Purchaser or any of their affiliates in connection therewith based on any agreement, arrangement or understanding with any of them.

         SECTION 4.5 LITIGATION. There is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of Omnicom, any investigation by) any Governmental or Regulatory Authority, pending or, to the knowledge of Omnicom, threatened, against either Omnicom or the Purchaser with respect to this Agreement or the transactions contemplated hereby.

         SECTION 4.6 NO PRIOR ACTIVITIES. . The Purchaser has been organized solely for the purpose of entering into this Agreement and acquiring the Assets and Assumed Liabilities as contemplated by this Agreement, and prior to the date hereof, has conducted no operations and has not incurred any liabilities except relating to its organization.

                                   ARTICLE V

                      ACTIONS AT CLOSING BY THE COMPANIES

         Simultaneously herewith:

         SECTION 5.1 REQUIRED APPROVALS, NOTICES AND CONSENTS. Except as otherwise waived below, the Companies shall have obtained or given, at no expense to Omnicom or the Purchaser, and there shall not have been withdrawn or modified any notices, consents, approvals or other actions listed on SCHEDULES
3.8.2 hereof (including without limitation, obtaining all consents, approvals and/or waivers required under the contracts listed on SCHEDULE 5.1 in order to permit the consummation of the transactions contemplated by this Agreement without causing or resulting in a default, event of default, acceleration event or termination event under any of such documents and without entitling any party to any of such documents to exercise any other right or remedy adverse to the interests of the Purchaser or such Company thereunder). Notwithstanding the foregoing, the Purchaser and Omnicom have waived any requirement that (i) the Companies obtain consent from any client to transfer its business and related agency/client contract to the Purchaser or (ii) ATT transfer the Personal Property Leases leased under Parent's Master Capital Lease with ATT to the Purchaser (it being agreed that after the Closing, the Parent shall use its best efforts in assisting the Purchaser in obtaining such consent). Each such consent or approval shall be in form satisfactory to counsel for Omnicom and the Purchaser. In addition, all terminations or expirations imposed by any Governmental or Regulatory Authority on either of the Companies necessary for the consummation of the transactions, contemplated by this Agreement, including under the HSR Act, occurred.

         SECTION 5.2 ASSUMED EMPLOYMENT AGREEMENTS. The Employment Agreements listed on SCHEDULE 5.2 shall have been assigned to the Purchaser pursuant to an Assignment and Assumption Agreement acceptable to the Purchaser.

         SECTION 5.3 NON-COMPETITION AGREEMENT. The Companies are entering into a Non-Competition Agreement with Omnicom and the Purchaser, in the form of EXHIBIT A hereto.

         SECTION 5.4 CERTIFIED RESOLUTIONS. Each of the Companies are delivering to Omnicom and the Purchaser a copy of the resolutions of its Board of Directors, and stockholder(s) (if required), authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by an officer of such Company.

         SECTION 5.5 OPINION OF COUNSEL. The Purchaser shall have received the opinions of Sidley & Austin, special counsel to the Companies, and Fred McCallister, Esq., General Counsel of the Companies, each dated the Closing Date, in the forms of EXHIBITS B-1 and B-2 hereto, respectively.

         SECTION 5.6 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto were reasonably satisfactory in form and substance to Omnicom and its counsel, and Omnicom received copies of all such documents and other evidences as it or its counsel reasonably requested in order to effectuate the consummation of such transactions and the taking of all proceedings in connection therewith.


                                   ARTICLE VI

                ACTIONS AT CLOSING BY OMNICOM AND THE PURCHASER

         Simultaneously herewith:

         SECTION 6.1 REQUIRED APPROVALS, NOTICES AND CONSENTS. Omnicom and the Purchaser shall have obtained or given, at no expense to the Companies, and there shall not have been withdrawn or modified any notices, consents, approvals or other actions listed on SCHEDULE 4.3.2 hereof. Each such consent or approval shall be in form reasonably satisfactory to counsel for the Parent. In addition, all terminations or expirations imposed by any Governmental or Regulatory Authority on Omnicom or the Purchaser necessary for the consummation of the transactions contemplated by this Agreement, including the HSR Act, occurred.

         SECTION 6.2 CERTIFIED RESOLUTIONS. Each of Omnicom and the Purchaser is delivering to the Companies a copy of the resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by one of its officers.

         SECTION 6.3 OPINION OF COUNSEL. The Companies shall have received the opinion of Davis & Gilbert, counsel to Omnicom and the Purchaser, dated the Closing Date, in the form of EXHIBIT C hereto.

         SECTION 6.4 LICENSE AGREEMENT. The Purchaser shall have entered into a License Agreement with the Parent in a form acceptable to the Purchaser and the Parent.

         SECTION 6.5      ASSUMED EMPLOYMENT AGREEMENTS.   The Purchaser shall
have assumed the Assumed Employment Agreement pursuant to an Assignment and Assumption Agreement acceptable to the Purchaser.

         SECTION 6.6 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, were reasonably satisfactory in form and substance to the Parent and its counsel and the Parent received copies of all such documents and other evidences as it or its counsel reasonably requested in order to effectuate the consummation of such transaction and the taking of all proceedings in connection therewith.


                                  ARTICLE VII

                                OTHER AGREEMENTS

         SECTION 7.1 ALLOCATION OF PURCHASE PRICE. The Companies and the Purchaser agree that the Purchase Price shall be allocated to and deemed paid for the Assets as provided in this Section 7.1 (the "PURCHASE PRICE ALLOCATION"). The parties agree that it is their intent that the Assets (other than goodwill) be purchased for their book value and that any amount paid hereunder that is in excess of the book value of the Assets be attributable to goodwill, going concern value and similar intangible assets. Out of the Closing Payment and the Assumed Liabilities (to the extent that such Assumed Liabilities are treated as consideration for federal income tax purposes), an amount equal to the book value of the Assets (net of depreciation) shall be allocated to and deemed paid for those Assets having such net book value (exclusive of goodwill, going concern value and similar intangible assets).
Any remaining amount of the Closing Payment and the Assumed Liabilities shall be allocated to and deemed paid for the goodwill, going concern value and similar intangible assets of the Business. Each of the FIP, SIP, TIP and FP shall be deemed allocated to and paid for the goodwill, going concern value and similar intangible assets of the Business. The book value of any asset shall be its book value as set forth in the Special Determination after it has become final and conclusive. The Companies and the Purchaser agree that they shall report the allocation of the Purchase Price in a manner entirely consistent with the Purchase Price Allocation in all tax returns and forms (including without limitation, Forms 8594 filed with the Purchaser's and the Companies' respective federal income tax returns for the taxable year that includes the Closing Date) and in the course of any tax audit, tax review or tax litigation relating thereto unless otherwise required under applicable law. The Companies and the Purchaser shall cooperate with each other to prepare the Forms 8594 in the manner required by this Section 7.1. Parent, Sub, and the Purchaser shall each deliver to the other a copy of the Form 8594 it files with its respective federal income tax return.

         SECTION 7.2 CHANGE OF NAME. At the Closing, the Parent shall execute appropriate documents to change its name to a name dissimilar to "Eagle River Interactive" and file with the appropriate Governmental or Regulatory Authority any necessary documents to effectuate such name change with the view of effectuating such name change within 14 days after the Closing. Notwithstanding anything contained in this Agreement to the contrary, although the Company agrees to use its best efforts to cease using the "Eagle River Interactive" name on the items specified below as soon as possible after the Closing, the Companies shall have a royalty-free right to use the name "Eagle River Interactive" for a period not to exceed 90 days after the Closing to the extent such name is contained on letterhead, signage, business cards or other supplies of the Companies existing as of the Closing Date.

         SECTION 7.3      AGREEMENTS REGARDING BUSINESS EMPLOYEES AFTER CLOSING

         7.3.1 Affected Employees. The Purchaser shall offer employment to all the Business Employees of the Company effective as of the Closing Date.
The Business Employees who accept such employment (the "AFFECTED EMPLOYEES") will be employed by the Purchaser with the same salaries and wages under which such Affected Employees were employed by one of the Companies immediately prior to the Closing Date, but nothing herein contained shall be deemed to create an employment contract between the Purchaser and/or any of its affiliates and any such Affected Employee. In addition, effective the Closing Date, the Purchaser shall adopt the Companies' health and medical plan applicable to the Business (the "ASSUMED MEDICAL PLAN") and accordingly, from and after the Closing Date until otherwise determined by the senior management of the Purchaser and DAS, the Purchaser shall provide the Affected Employees with the health and welfare benefits provided under the Assumed Medical Plan. Notwithstanding anything contained in the Agreement to the contrary, the Purchaser assumes no liability or responsibility for health and medical coverage (through COBRA or otherwise) of any Business Employee who is not an Affected Employee; such liability and responsibility being solely that of the Companies. However, the Purchaser will administer any claims made by such Business Employees. In its adoption of the Medical Plan, Purchaser shall provide for the waiver under its welfare benefit plans covering Affected Employees on and after the Closing Date of any conditions to coverage with respect to pre-existing medical conditions. However, any other benefit plans and programs to be instituted by the Purchaser, may differ from those currently provided by the Companies to the Affected Employees. Notwithstanding the foregoing, except for Linda Whelan and Katherine Porter who shall become employees of the Purchaser on the Closing Date, an offer of employment by the Purchaser to any individual who was a Business Employee as of the Closing Date and who is receiving sick-leave or short-term disability benefits under a Company sick-leave or short-term disability program or who is on an approved leave of absence as of the Closing, and who is entitled to reinstatement under applicable Federal or state law (a "BUSINESS EMPLOYEE ON LEAVE"), shall be subject to the following conditions (except to the extent that such conditions are not applicable to the reason for such person's absence): (i) that such individual is released by his or her physician to return to active employment; (ii) that such individual actually returns to active employment immediately upon such release; and (iii) such release is prior to such individual's becoming eligible for long-term disability benefits under a Company long-term disability program; provided, however, that the Purchaser shall have no obligation to offer any such individual employment after six months following the Closing. A Business Employee on Leave shall, subject to the foregoing and as otherwise provided in respect of Linda Whelan and Katherine Porter, become an employee of Purchaser on the date he or she begins active employment with Purchaser. The participation of each Affected Employee in any Company employee benefit plans, programs, agreements or arrangements shall cease as of the later of the Closing Date or the date such Affected Employee becomes an employee of the Purchaser. Except to the extent that account balances under the Parent's Plan (as defined in Section 7.3.3) are transferred to the Purchaser's Plan (as defined in Section 7.3.3) in accordance with Section 7.3.3 and such account balances (as adjusted for gains and losses) become payable under the Purchaser's Plan and except for the obligations of the Purchaser on and after the Closing under the Assumed Medical Plan, the Purchaser assumes no obligation or liability with respect to any Company employee benefit plan, program, agreement or arrangement. In the event any Business Employee shall be deemed to have been terminated solely by reason of the consummation of this Agreement, any liability for severance benefits shall be borne by the Companies. The Affected Employees shall be subject to all rules, regulations, requirements and policies applicable to all new hires of the Purchaser, and any such employees who may be subsequently terminated will be entitled to severance benefits in accordance with the policy of the Purchaser as then applicable, except to the extent that written agreements with such employees that are assumed by the Purchaser or subsequently entered into, provide otherwise.

         7.3.2  Service Credit.   The Purchaser shall recognize under its
employee benefit plans, programs, arrangements and policies in which an Affected Employee will participate the service credited to the Affected Employee as of the Closing Date to the extent recognized under a Company's plans or continuity of service rules for purposes of any waiting period, eligibility conditions, vesting and benefits accrued. The Purchaser shall credit Affected Employees and their beneficiaries with any amounts paid under any Company Plan prior to the Closing Date toward satisfaction of the applicable deductible amounts and copayment minimums under the corresponding welfare plans of the Purchaser, but only to the extent such payments would be taken into account under the welfare plans maintained by a Company with respect to similarly situated employees. Notwithstanding the foregoing, no past service credit for service with the Company shall be given to any Affected Employee who may in the future participate in the Omnicom Executive Salary Continuation Plan.

         7.3.3 Transfer of 401K Accounts. (a) As soon as practicable after receipt by the Purchaser of the opinion or determination letter described in subparagraph (b) below, the Parent shall cause the trustee of the Eagle River Interactive, Inc., 401(K) Plan (the "PARENT'S PLAN") to transfer to the trust forming a part of the Purchaser's Savings Plan (the "PURCHASER'S PLAN") cash (or with respect to participant loans outstanding under the Parent's Plan as of the Closing Date, if any, such loans and any promissory notes or other documents evidencing such loans) in an amount equal to the account balances of Affected Employees who are participants in the Parent's Plan determined as of a valuation date (the "VALUATION DATE") that is not more than 30 days preceding the date of transfer, increased by any contributions due for periods prior to the Closing Date and reduced by any benefits paid during the period following such Valuation Date to the date of transfer. Notwithstanding the foregoing, the Purchaser and the Parent agree to mutually discuss in good faith the possibility of transferring the assets of the Parent's Plan in kind. The "PURCHASER'S SAVINGS PLAN" shall mean a defined contribution plan maintained by the Purchaser that is tax-qualified under Section 401(a) of the Code.

                 (b) Within 60 days after the Closing Date, the Parent shall either (A) provide the Purchaser with an opinion letter of counsel acceptable to the Purchaser that the Parent's Plan and its related trust satisfy the requirements for tax-qualification under Sections 401(a) and 401(k) of the Code, or (B) deliver to the Purchaser a favorable determination letter issued by the Internal Revenue Service that the Parent's Plan and its related trust satisfy the requirements for tax-qualification under Sections 401(a) and 401(k) of the Code as of the later of such letter's effective date or the Closing Date. No transfer described in subparagraph (a) above shall be made unless the Parent provides the Purchaser with the opinion letter or determination letter referred to in this subparagraph (b).

         SECTION 7.4 SPECIAL BONUS PLAN. (a) Immediately after the Closing, Omnicom shall cause the Purchaser to implement a special bonus plan for the senior management of the Purchaser. For each period, commencing the Stub Period and ending December 31, 2000, there shall be allocated to the special bonus plan an amount (the "SPECIAL BONUS") equal to 10% of the FIP, SIP, TIP, or FP calculation for such period, as the case may be, subject to reduction as set forth in the next sentence; provided, however, such calculation shall be made without the subtraction of the SBP or RB1 or RB2, as the case may be, provided for in the applicable payment formula under clauses
(i) through (v) of Section 2.1.1 above. The Special Bonus as calculated in the preceding sentence for calendar year 1998 shall be reduced by RB1; the Special Bonus as calculated in the preceding sentence for calendar year 1999 shall be reduced by the sum of RB2 and the amount, if any, by which RB1 exceeds the Special Bonus for 1998 before reduction for RB1; and the Special Bonus for calendar year 2000 as calculated in accordance with the preceding sentence shall be reduced by the amount, if any, by which the sum of RB1 and RB2 exceeds the Special Bonuses for 1998 and 1999 before reduction for RB1 and RB2. Each period's Special Bonus shall be allocated among the senior management or the former senior management of the Purchaser as determined by Terence M. Graunke, after consultation with the President of DAS or his designee. Omnicom agrees to cause the Purchaser to pay the full amount of the Special Bonus allocated to any period. If the Special Bonus calculation for any period results in a negative number, the Special Bonus for such period shall be zero.

                 (b) Notwithstanding anything contained in clause (a) above, it is the intention of the parties that the sum of (x) the SBP for the FP, (y) RB1 and (z) RB2, shall be equal to the higher of the sum of RB1 and RB2 or 10% of the FP before the subtraction of SBP, RB1 and RB2, and the parties agree that this Section 7.4 shall be construed accordingly.

         SECTION 7.5 OPERATION OF THE BUSINESS BY THE PURCHASER. Omnicom and the Purchaser acknowledge that a portion of the Purchase Price is dependent on the future operation by the Purchaser of the Business and that the Companies are entering into this Agreement with an expectation and mutual understanding with Omnicom and the Purchaser that, during any period during which the Purchase Price (or any portion thereof) remains subject to calculation, the Purchaser will, and Omnicom will cause the Purchaser to, conduct the business activities of the Purchaser in good faith and in a reasonable commercial manner. Consistent with such understanding, during any period that the Purchase Price (or any portion thereof) remains subject to calculation, the Purchaser shall use commercially reasonable efforts to (i) operate and carry on the business of the Purchaser only in the ordinary course, (ii) keep and maintain the assets and properties of the Purchaser in good operating condition and repair and (iii) preserve the goodwill of clients, suppliers, licensors, employees and others having business relations with the Purchaser. In addition to, and without limitation of the foregoing, during any period that the Purchase Price (or any portion thereof) remains subject to calculation, the Purchaser shall not, and Omnicom shall not permit the Purchaser to, in each case without the prior express written approval of Parent:

                 (a) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers from the Purchaser to Omnicom or any of its affiliates) any material part of the assets or properties of the Purchaser;

                 (b) institute profit sharing, bonus, incentive or other cash compensation policies or plans materially different than those in effect for the Affected Employees of the Companies on the Closing Date;

                 (c) create or acquire any subsidiary or otherwise make an acquisition of a material portion of the assets or capital stock of any other entity;

                 (d)      merge or consolidate with or into any other entity;
         or

                 (e) distribute to Omnicom by way of management fees and/or dividends more than 90% of the profit after taxes for each calendar year falling within the period that the Purchase Price (or any portion thereof) remains subject to calculation.

         SECTION 7.6 FINANCIAL STATEMENTS OF THE PURCHASER. As soon as practicable (and in any event within 45 days) after the end of each fiscal quarter of the Purchaser occurring between the Closing Date and the payment in full of the Purchase Price, the Purchaser shall deliver to the Parent (a) a balance sheet as at the last day of such fiscal quarter and (b) the quarterly profit and loss statement (showing year-to-date actual performance and revised budget forecast for the remainder of the year) it prepares for Omnicom in accordance with Omnicom's budgeting procedures.

         SECTION 7.7 SALES TAX. Notwithstanding anything contained in this Agreement to the contrary, any sales taxes, use taxes, real property transfer or gains taxes, documentary stamp taxes or similar taxes attributable to the sale or transfer of the Assets to the Purchaser hereunder shall be borne 50% by the Purchaser and 50% by the Parent.

         SECTION 7.8 TRANSFER TAXES. The Purchaser and the Companies shall comply with Section 14.15 of the New York State Tax Law relating to the New York State Real Property Transfer Tax and Chapter 21, Title of the Administrative Code of the City of New York relating to the New York City Real Property Transfer Tax and any similar taxes of other applicable jurisdictions (all such taxes collectively, the "TRANSFER TAXES"). For such purposes, the parties hereto agree that the leasehold interests of the Companies have no value and that no portion of the Purchase Price is allocable thereto. At the Closing, the Parent shall deliver and cause to be filed all returns required to be filed in connection with the Transfer Taxes. Any Transfer Taxes that are payable shall be borne 50% by the Purchaser and 50% by the Parent as provided in Section 7.7.

         SECTION 7.9 GUARANTEES. Omnicom shall cause itself or one or more of its affiliates to be substituted in all respects for the Parent, effective as of the Closing, in respect of all obligations of the Parent under each of the guaranties, letters of credit and letters of comfort listed on
SCHEDULE 7.9 (the "GUARANTIES"). If Omnicom is unable to effect such a substitution with respect to any of the Guaranties after using commercially reasonable efforts to do so, Omnicom shall obtain letters of credit, on terms and from financial institutions reasonably satisfactory to the Parent, in favor of the Parent with respect to the obligations covered by each of the Guaranties for which Omnicom does not effect such substitution.

         SECTION 7.10     TRANSITION SERVICES AGREEMENT.

         7.10.1 Services by the Parent. The Parent agrees to use its best efforts for a period of 60 days after Closing (or such shorter period upon notification from the Purchaser) (the "SERVICE PERIOD") to provide the Purchaser with the same accounting, financial and administrative services in connection with the acquired Business that it provided to the Business prior to the Closing. Such services shall be provided at no cost and shall be coordinated through the Chief Financial Officer of DAS.

         7.10.2 Services by the Purchaser. The Parent is currently engaged in the development of brochureware designed specifically for electronic mail systems for its various product lines (the "Development Project") for the benefit of the Parent's continuing training business. The Purchaser agrees that (i) provided the Purchaser's employees have available work time during normal business hours, during the period that the Purchaser is obligated to provide workspace and support under clause (iii) below, it will provide the Parent (and its affiliates) such services (including use of the Affected Employees) as shall be necessary for the Development Project to be completed to the Parent's reasonable satisfaction, (ii) provided the Purchaser's employees have available work time during normal business hours, during the Service Period it will provide the Parent (and its affiliates) services to complete certain projects as listed on SCHEDULE 7.10.2 (other than the Development Project) which remained uncompleted at the Closing Date, and (iii) for a period of one year after Closing it will provide access to, and appropriate workspace and administrative support at, the Portland, Oregon office of the Business (including access to and use of the audio studio at such location), for its twelve employees to be retained as part of its continuing training business; provided, however, except with respect to the use of the audio studio, if the Purchaser needs such workspace for its own employees, it may upon 60 days notice to the Parent terminate its obligations under the clause (iii). The Parent (and its affiliates) shall have the right for the entire one-year period after Closing, during normal business hours and upon reasonable advance notice to the Purchaser, to use the audio studio when it is not being used by the Purchaser and its affiliates. All such services, access, workspace, support and use shall be provided by the Purchaser without charge or cost to the Parent or its affiliates.


                                  ARTICLE VIII

                              SURVIVAL; INDEMNITY

         SECTION 8.1 SURVIVAL. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement and the Schedules, if any, furnished by any other party pursuant to this Agreement, or in any certificate delivered at the Closing by any other party. Subject to the limitations set forth in Section 8.6.2 and 8.6.3 below, the respective representations, warranties, covenants and agreements of the Companies, Omnicom and the Purchaser contained in this Agreement shall survive the Closing; provided, however, the representations and warranties contained in this Agreement shall terminate on the second anniversary of the Closing Date.

         SECTION 8.2 OBLIGATION OF THE COMPANIES TO INDEMNIFY. Subject to the limitations contained in Sections 8.6.1 and 8.6.2, the Companies, hereby agree, jointly and severally, to indemnify Omnicom, the Purchaser, their affiliates, and their respective officers, directors and agents (individually a "PURCHASER INDEMNIFIED PARTY" and collectively, the "PURCHASER INDEMNIFIED PARTIES") against, and to protect, save and keep harmless the Purchaser Indemnified Parties from, and to assume liability for, payments of all liabilities (including liabilities for Taxes), obligations, losses, damages, penalties, claims, actions, suits, judgments, settlements, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses' fees) of whatever kind and nature (collectively, "LOSSES"), to the extent the same are imposed on or incurred by the Purchaser Indemnified Parties as a consequence of or in connection with (i) any misrepresentation, inaccuracy or breach of any representation or warranty contained in or made pursuant to Article III hereof,
(ii) any breach or failure by either of the Companies to comply with, perform or discharge any obligation, agreement or covenant of either of the Companies contained in or made pursuant to this Agreement, or (iii) the assertion by any third Person of any claim or cause of action relating to any Retained Liability. The term "LOSSES" as used herein is not limited to matters asserted by third Persons against a Purchaser

Indemnified Party or Companies Indemnified Party (as defined in Section 8.3 below) but includes Losses incurred or sustained by a Purchaser Indemnified Party or Companies Indemnified Party, as the case may be, in the absence of third party claims.

         SECTION 8.3 OBLIGATION OF OMNICOM AND THE PURCHASER TO INDEMNIFY. Subject to the limitations set forth in Section 8.6.3, Omnicom and the Purchaser hereby agree, jointly and severally, to indemnify the Companies, their affiliates, and their respective officers and directors and agents (individually, a "COMPANIES INDEMNIFIED PARTY" and collectively, the "COMPANIES INDEMNIFIED PARTIES") (the Purchaser Indemnified Parties and the Companies Indemnified Parties, collectively, the "INDEMNIFIED PARTIES") against, and to protect, save and keep harmless the Companies from and to assume liability for any and all Losses that may be imposed on or incurred by the Companies as a consequence of or in connection with (i) any misrepresentation, inaccuracy or breach of any representation or warranty contained in or made pursuant to
Article IV hereof, (ii) any breach or failure by either Omnicom or the Purchaser to comply with, perform or discharge any obligation, agreement or covenant contained in or made pursuant to this Agreement (including payments of the Purchase Price under Section 2.1 above), or (iii) the assertion by any third Person of any claim or cause of action relating to any Assumed Liability.

         SECTION 8.4 RIGHT OF OFFSET. Without limiting any other rights or remedies available to it, Omnicom and the Purchaser shall be entitled, subject to the limitations set forth in Section 8.6, to offset any claim for indemnity made pursuant to Section 8.2, as to which notice has been given pursuant to Section 8.5.1, against any payment of the Purchase Price due under
Section 2.1.1; provided, however, unless at the time one of the Basic Payments is being paid Omnicom in good faith determines that the Final Payment will be insufficient to cover all Losses of the Purchaser Indemnified Parties relating to Asserted Liabilities (as defined in Section 8.5.1) that are then pending and unsatisfied, the Purchaser and Omnicom agree that they will not use their right of offset against such Basic Payment and shall wait until the Final Payment to invoke their right of offset. However, if Omnicom in good faith makes such determination, it may use its right of offset as provided in this Section 8.4 against such Basic Payment. If any such claims for indemnity are resolved in favor of the Companies by mutual agreement or otherwise, or if the amount withheld exceeds the amount ultimately payable to a Purchaser Indemnified Party in respect of such claim, the Purchaser shall pay to the Parent the excess amount withheld with respect to such claim together with interest thereon for the period such amount has been withheld at a rate equal to the published prime rate of interest of The Chase Manhattan Bank, N.A., plus one, in effect from time to time during the relevant period.

         SECTION 8.5      INDEMNIFICATION PROCEDURES.

         8.5.1 Notice of Asserted Liability. The Indemnified Party shall promptly give notice (the "CLAIMS NOTICE") to the party or parties required to pay any amount in respect of Losses under Sections 8.2 or 8.3 (collectively, the "INDEMNIFYING PARTY"), of any demand, claim or circumstances which in good faith it believes gives rise, or with the lapse of time would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in any Losses (an "ASSERTED LIABILITY") without regard to the limitations on indemnification set forth in Section 8.6 below. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by an Indemnified Party.

         8.5.2 Defense of Asserted Liability. The Indemnifying Party may elect to compromise, settle or defend, at its own expense and by its own counsel (such counsel to be reasonably satisfactory to the Indemnified Party), any Asserted Liability. If the Indemnifying Party elects to compromise, settle or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnified Party in writing of its intent to do so and the Indemnified Party shall cooperate, at the request and expense of the Indemnifying Party, in the settlement or compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise, settle or defend the Asserted Liability, or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party may pay, compromise, settle or defend such Asserted Liability at the expense of the Indemnifying Party and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such third party claim. Notwithstanding the foregoing, the Indemnifying Party may not settle or compromise any Asserted Liability without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If an Indemnified Party refuses to consent to a bona fide offer of settlement which provides solely for a monetary payment and includes an unconditional release from all liability without future obligation or prohibition on the part of the Indemnified Party, which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the expense of the Indemnified Party. However, in such event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement which the Indemnified Party refused to accept plus any previously unreimbursed costs and expenses of the Indemnified Party incurred prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement and in respect of which the Indemnified Party would otherwise be entitled to indemnification hereunder. The Indemnified Party shall have the right to employ its own counsel in any case with respect to an Asserted Liability, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, (b) such Indemnifying Party shall not have, as provided above, promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action, or (c) such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party, in any of which events such reasonable fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party in respect of such different or additional defenses. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. The parties hereto agree to cooperate fully with one another in the defense, compromise or settlement of any Asserted Liability.

         8.5.3 Control by Omnicom. All decisions and determinations to be made by a Purchaser Indemnified Party under Article VIII shall be made by Omnicom in the name of and on behalf of such other Purchaser Indemnified Party and all such decisions and determinations shall be binding upon the parties hereto and such Purchaser Indemnified Party.

         SECTION 8.6      LIMITATIONS ON INDEMNIFICATION.

         8.6.1 Indemnity Cushion. Neither of the Companies shall be obligated to indemnify a Purchaser Indemnified Party for Losses arising out of any of the matters referred to in clause (i) of Section 8.2 until such time as claims, actions or other Asserted Liabilities with respect to Losses arising out of any of the matters referred to in clause (i) of Section 8.2 shall exceed $150,000 in the aggregate (in which case the Companies shall be liable for all Losses only to the extent such Losses are in excess of $150,000); provided, however, that this Section 8.6.1 shall not apply to Losses relating to a breach of a representation or warranty contained in Section 3.25 and provided, further, that the aggregate amount that the Companies shall be liable for any and all Losses arising out of any of the matters referred to in clause (i) of
Section 8.2 shall not exceed the total Purchase Price.

         8.6.2 Termination of Indemnification Obligations of the Companies. The obligation of the Companies to indemnify under clause (i) of Section 8.2 hereof shall terminate on the second anniversary date of the Closing Date except (i) as to matters as to which the Purchaser Indemnified Party has made a claim for indemnification or given a Claims Notice under Section 8.5 hereof on or prior to such date and, (ii) with respect to any claim for Losses pertaining to a misrepresentation or a breach of representation of warranty under Sections
3.10 or 3.18 or any other Section of Article III of this Agreement relating to Taxes. The obligation to indemnify referred to in:

         (a) the preceding clause (i) shall survive the expiration of such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied; and

         (b) the preceding clause (ii) shall terminate 60 days after the expiration of the relevant Federal, state or local statute of limitations (taking into account any extensions or waivers thereof), except as to matters as to which any Purchaser Indemnified Party has made a claim for indemnification or given a Claims Notice under
         Section 8.5 on or prior to such date, in which case the right to indemnification with respect thereto shall survive the expiration of any such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

         8.6.3 Termination of Indemnification Obligations of Omnicom and the Purchaser. The obligation of Omnicom and the Purchaser to indemnify under clause (i) of Section 8.3 hereof shall terminate on the second anniversary date of the Closing Date except as to matters as to which either of the Companies has made a claim for indemnification or given a Claims Notice under Section 8.5 hereof on or prior to such date, in which case the right to indemnification with respect thereto shall survive the expiration of such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

         8.6.4 Treatment. Any indemnity payments by an Indemnifying Party to an Indemnified Party under this Article VIII shall be treated by the parties as an adjustment to the Purchase Price.

         8.6.5 Deductions; Exclusive Remedy. In calculating any Loss there shall be deducted (i) any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer) and (ii) the amount of any net actual reduction in Taxes payable by the Indemnified Party (or any of its affiliates) upon its payment of Losses, determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction (after giving effect to the tax effect of receipt of the indemnification payments). The parties hereto agree that, from and after the Closing, except for a Claim based upon fraud, the sole and exclusive remedy with respect to any Losses arising out of any matters referred to in clause (i) of Section 8.2 or Section 8.3 shall be pursuant to the provision of this Article VIII.


                                   ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.1 EXPENSES. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

         SECTION 9.2 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York without reference to its conflict of laws provisions.

         SECTION 9.3 "PERSON" DEFINED. "PERSON" shall mean and include an individual, a company, a joint venture, a corporation (including any non-profit corporation), an estate, an association, a trust, a general or limited partnership, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

         SECTION 9.4 "KNOWLEDGE" DEFINED. Where any representation and warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Companies or Omnicom, as the case may be, such term shall be limited to the actual knowledge of the directors and officers of such party (and in case of the Companies, also its general managers and key employees who are neither officers nor directors).

         SECTION 9.5 "AFFILIATE" DEFINED. As used in this Agreement, an "AFFILIATE" of any Person, shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

         SECTION 9.6 CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         SECTION 9.7 PUBLICITY. Subject to the provisions of the next sentence, no party to this Agreement shall issue any press release or other public document or make any public statement relating to this Agreement or the matters contained herein without obtaining the prior approval of the Parent and Omnicom. Notwithstanding the foregoing, the foregoing provision shall not apply to the extent that the Parent or Omnicom is required to make any announcement relating to or arising out of this Agreement by virtue of the federal securities laws of the United States or the rules and regulations promulgated thereunder or other rules of the New York Stock Exchange or NASDAQ, or any announcement by any party pursuant to applicable law or regulations.

         SECTION 9.8 NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day if sent by a prepaid overnight courier service, and in each case at the respective addresses set forth below or such other address as such party may have fixed by notice:

         If to Omnicom and the Purchaser, addressed to:

                 Omnicom Group Inc.
                 437 Madison Avenue
                 New York, New York 10022
                 Attention:  Secretary

                          with a copy to:

                 Davis & Gilbert
                 1740 Broadway
                 New York, New York 10019
                 Attention:  Michael D. Ditzian, Esq.

         If to either of the Companies, addressed to:

                 Mastering Computers, Inc.
                 11,000 North Scottsdale Road - Suite 260
                 Scottsdale, Arizona  85254
                 Attention:  Marc Pinto

                          with a copy to:

                 Sidley & Austin
                 One First National Plaza
                 Chicago, Illinois 60603
                 Attention: Larry A. Barden, Esq.


         SECTION 9.9 PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 9.10 SEVERABILITY. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

         SECTION 9.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         SECTION 9.12 ENTIRE AGREEMENT. This Agreement, including the other documents referred to herein and the Exhibits and Schedules hereto which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         SECTION 9.13 AMENDMENTS. This Agreement may not be amended, supplemented or modified orally, but only by an agreement in writing signed by Omnicom, the Purchaser, and each of the Companies.

         SECTION 9.14 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective successors and assigns as permitted under Section 9.9.

         SECTION 9.15 JURISDICTION. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement shall be brought in the courts of the State of New York or Arizona or in the United States District Court for the Southern District of New York or the District of Arizona, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself the process in any action or proceeding by the mailing of copies of such process to such party at its address as set forth in Section 9.8, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the State of New York or Arizona for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement. EACH PARTY HERETO WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING UNDER THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.


                                          OMNICOM GROUP INC.


                                          BY:
                                             ----------------------------------
                                             NAME:  BARRY J. WAGNER
                                             TITLE: SECRETARY


                                          EAGLE RIVER ACQUISITION  INC.


                                          BY:
                                             ----------------------------------
                                             NAME:  BARRY J. WAGNER
                                             TITLE: SECRETARY


                                          EAGLE RIVER INTERACTIVE, INC.


                                          BY:
                                             ----------------------------------
                                             NAME:  MARC PINTO
                                             TITLE: EXECUTIVE VICE PRESIDENT
                                                    CHIEF FINANCIAL OFFICER


                                          GRAPHIC MEDIA, INC.


                                          BY:
                                             ----------------------------------
                                             NAME:  MARC PINTO
                                             TITLE: EXECUTIVE VICE PRESI
                                                    CHIEF FINANCIAL OFFICER